SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



                         August 2, 1999
-----------------------------------------------------------------
        Date of Report (Date of earliest event reported)


              AMERICAN RESOURCES OF DELAWARE, INC.
-----------------------------------------------------------------
     (Exact name of Registrant as specified in its charter)


                            Delaware
-----------------------------------------------------------------
         (State or other jurisdiction of incorporation)


       0-21472                               86-0713506
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 (Commission File Number)        (IRS Employer Identification No.)

     160 Morgan Street
     P. O. Box 87
     Versailles, Kentucky                           40383
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(Address of principal executive offices)          (Zip Code)


                          (606)873-5455
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      (Registrant's Telephone Number, including Area Code)


                         Not Applicable
-----------------------------------------------------------------
  (Former name or former address, if changed since last report)
Item 1.Changes in Control of Registrant.  Not Applicable.

Item 2. Acquisition or Disposition of Assets. On August 2, 1999, the Registrant executed a Purchase and Sale Agreement (attached hereto as Exhibit 10.98) for the divestiture of an undivided 80% interest in its Gulf of Mexico properties to Fidelity Oil Holdings, Inc. ("Fidelity") and an Investment Agreement (attached hereto as Exhibit 10.99) for the sale of a 75% ownership interest in the Registrant through the issuance of new shares to Blue Dolphin Exploration Company ("BDEX").

     The total purchase price for the Registrant's stock and Gulf of Mexico properties is approximately $30.25 million and is subject to adjustments for operations of the Registrant from the effective date of January 1, 1999. The Closing of these transactions is subject to numerous conditions, including but not limited to, shareholder approval, simultaneous closing of each transaction, satisfaction of all debts and obligations of the Registrant as of December 31, 1998 and the consent of the Registrant's primary lender, Den norske Bank ("Bank"). In order to assure that the Registrant's representations in the Investment Agreement will be accurate post-closing, BDEX will acquire a portion of the secured indebtedness from the Bank at a nominal cost to BDEX. At a post-closing date to be determined, the Registrant's indebtedness will be cancelled once BDEX has confirmed that the Registrant has complied fully with its representations, warranties and obligations. There are no assurances the Registrant will be able to satisfy this requirement; and in that event, BDEX would have the right to enforce the secured indebtedness.

     The Registrant anticipates that the closing will occur during the fourth quarter of this year.

     The Registrant also announced that it has agreed in principle to the divestiture of its Appalachian properties to a third party in exchange for the assumption of $12.5 million of indebtedness from the Bank. The Registrant anticipates Closing this transaction within the next two weeks.

Item 3.   Bankruptcy Receivership.  Not Applicable.

Item 4.   Change in Registrant's Certified Accountant.  Not
     Applicable.

Item 5.   Other Events.

Item 6.   Resignation of Registrant's Directors.  Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements.  Not applicable.

          (b) Pro Forma Financial Information. As of the date of this Form 8-K, it is impracticable for Registrant to provide the financial information required by
               Item 7 of Form 8-K. The required financial statements will be filed as an amendment to this Form 8-K. Such filing will be made as soon as practicable but not later than 60 days after the date this Form 8-K is filed.

          (c)  Exhibits.

               Exhibit 10.98            Purchase and Sale
                                   Agreement between American
                                   Resources Offshore, Inc. and
                                   Fidelity Oil Holdings, Inc.

               Exhibit 10.99            Investment Agreement
                                   between American Resources
                                   Offshore, Inc. and Blue
                                   Dolphin Exploration Company


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN RESOURCES OFFSHORE, INC.



                              By:   /s/Ralph A. Currie
                                   ------------------------------
                                        Ralph A. Currie

                              Its: Chief Financial Officer

Dated:   August 5, 1999
       ----------------

                   PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is
                                             ---------
entered into on July 30, 1999 (the "EXECUTION DATE") by and
                                    --------------
between AMERICAN RESOURCES OFFSHORE, INC., a Delaware corporation
("SELLER"), and FIDELITY OIL HOLDINGS, INC., a Delaware
  ------
corporation ("PURCHASER") (collectively, the "PARTIES" or
              ---------                       -------
individually, a "PARTY").
                 -----

                            RECITALS

     A. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain Hydrocarbon (defined below) properties and related assets on the terms and conditions set forth in this Agreement.

     B. The transaction contemplated by this Agreement represents one of several substantially contemporaneous and mutually contingent transactions whereby Seller intends to Transfer (defined below) substantially all of its assets and properties, subject to, among other things, the approval of such Transfers by the shareholders of Seller.

     NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, Seller and Purchaser hereby agree as follows:

                            ARTICLE 1
                           DEFINITIONS

     1.1 DEFINITIONS. As used herein, the following terms have the following respective meanings set forth below or in the provision referenced below (and grammatical variants of such terms have correlative meanings):

          "AAA" shall have the meaning set forth in Section
                                                    -------
     16.2(a).
     -------

          "ADJUSTED PURCHASE PRICE shall have the meaning set
     forth in Section 3.1.
              -----------

          "AGREEMENT" shall have the meaning set forth in the introductory paragraph.

          "ALLOCATED VALUE" shall have the meaning set forth in
     Section 3.2.
     -----------

          "ARBITRATOR" shall have the meaning set forth in
     Section 16.2(a).
     ---------------

          "Assets" shall have the meaning set forth in Section
                                                       -------
     2.1.
     ---

          "ASSIGNMENTS" shall have the meaning set forth in
     Section 11.2(a).
     ---------------

          "ASSUMED OBLIGATIONS" shall have the meaning set forth
     in Section 13.1.
        ------------

          "BDSI" shall mean Blue Dolphin Services, Inc., a
     Delaware corporation.

          "BUSINESS DAY" shall mean any day other than Saturday or Sunday on which national banking associations in Houston, Texas are open for business.

          "CASUALTY EVENT", with respect to any Asset, shall mean
     (a) a fire, hurricane or other catastrophic casualty event causing material damage to such Asset, or (b) the taking of such Asset by a Governmental Authority through condemnation or eminent domain which materially and adversely impairs the value of such Asset.

          "Claim Notice" shall have the meaning set forth in
     Section 13.2(c)(ii).
     -------------------

          "CLOSING" shall have the meaning set forth in Section
                                                        -------
     11.1.
     ----

          "CLOSING DATE" shall have the meaning set forth in
     Section 11.1.
     ------------

          "CLOSING SETTLEMENT STATEMENT" shall have the meaning
     set forth in Section 7.5.
                  -----------

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMERCIALLY REASONABLE EFFORTS" shall mean the efforts (including the incurrence of reasonable out-of-pocket costs and expenses) that would be undertaken by a reasonable, similarly-situated participant in the oil and gas industry, taking into account all relevant commercial, legal and other considerations.

          "CONFIDENTIALITY AGREEMENT" shall mean the
     Confidentiality Agreement, dated January 4, 1999, between
     Seller and Blue Dolphin Exploration Company, as confirmed by
     Purchaser on January 11, 1999.

          "CONTRACTS" shall have the meaning set forth in Section
                                                          -------
     2.1(e).
     ------

          "CONTROL" shall mean the possession, directly or indirectly, through one or more intermediaries, of (a) more than 50% of the equity interests in an Entity, or (b) the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the Entity.

          "CURE DEADLINE" shall have the meaning set forth in
     Section 4.4.
     -----------

          "DISPUTE" shall have the meaning set forth in Section
                                                        -------
     16.1.
     ----

          "EASEMENT" shall mean easement, right-of-way or servitude.

          "EFFECTIVE DATE" shall mean 12:01 a.m. Central Standard
     Time on January 1, 1999.

          "ENCUMBRANCE" shall mean mortgage, deed of trust, lien, privilege, security interest, pledge, collateral assignment, conditional sales arrangement or other burden or encumbrance.

          "ENTITY" shall mean a corporation, general partnership
     (including a limited liability partnership), limited partnership, joint venture, limited liability company, trust, estate, Governmental Authority or other entity.

          "ENVIRONMENTAL DEFECT" shall have the meaning set forth
     in Section 4.8.
        -----------

          "ENVIRONMENTAL DEFECT ADJUSTMENT AMOUNT" shall have the
     meaning set forth in Section 4.8.
                          -----------

          "ENVIRONMENTAL LAWS" shall mean all Laws or Orders of any Governmental Authority pertaining to health, the environment, wildlife or natural resources, including the Clean Air Act; the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980; the Federal Water Pollution Control Act or Clean Water Act; the Rivers and Harbors Act of 1899; the Occupational Safety and Health Act of 1970; the Resource Conservation and Recovery Act of 1976; the Safe Drinking Water Act; the Toxic Substances Control Act; the Hazardous & Solid Waste Amendments Act of 1984; the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act; and state and local Laws, including common law, pertaining to health, the environment, wildlife or natural resources.

          "EQUIPMENT" shall have the meaning set forth in
     Section 2.1(c).
     --------------

          "EXECUTION DATE" shall have the meaning set forth in the introductory paragraph.

          "GOVERNMENTAL AUTHORITY" (or "GOVERNMENTAL") shall mean a federal, state, tribal or local governmental body, agency, division, board, department, commission, court or other authority, including the MMS.

          "HEDGE AGREEMENTS" shall have the meaning set forth in
     Section 12.8.
     ------------

          "HYDROCARBON" shall mean gas, oil, casinghead gas, drip gasoline, natural gasoline and all other liquid and gaseous hydrocarbons.

          "INDEMNIFIED PERSON" shall have the meaning set forth
     in Section 13.2(c)(i).
        ------------------

          "INDEMNIFY" shall mean to protect, defend, release and hold harmless.

          "INDEMNIFYING PARTY" shall have the meaning set forth
     in Section 13.2(c)(i).
        ------------------

          "INTERIM PERIOD" shall mean the period from the Execution Date through the Closing Date.

          "INVESTMENT AGREEMENT" shall mean that certain
     Investment Agreement of even date herewith between Seller and Blue Dolphin Exploration, Inc.

          "LAW" shall mean a constitutional provision, statute, act, code, regulation, rule, ordinance, Order, court decision, common law, or other law or ruling.

          "LEASES" shall have the meaning set forth in Section
                                                       -------
     2.1(a).
     ------

          "LOSSES" shall mean losses; liabilities; demands; claims; causes of action; Proceedings; assessments; cleanup, remediation and restoration obligations; judgments; awards; damages; natural resource damages; fines; fees; penalties; and costs and expenses (including litigation costs and attorneys' and experts' fees and expenses).

          "MARKETABLE TITLE" shall have the meaning set forth in
     Section 4.1.
     -----------

          "MMS" shall mean the United States Minerals Management
     Service.

          "NRI" or "NET REVENUE INTEREST" shall mean, with regard to any Property, the decimal or percentage share of Hydrocarbon production from or allowable to such Property, after deductions for all overriding royalties and burdens on production (including lessor royalties) applicable thereto, that an owner of a Working Interest is entitled to receive.

          "NOTICE PERIOD" shall have the meaning set forth in
     Section 13.2(c)(ii).
     -------------------

          "OPERATING AGREEMENT CONSENTS" shall have the meaning
     set forth in Section 4.6(a).
                  --------------

          "ORDER" shall mean a Governmental or arbitral order, judgment, ruling, decree, decision, notice, writ, injunction or award.

          "PARTY" and "PARTIES" shall have the meanings set forth in the introductory paragraph.

          "PENDING MMS CONSENTS" shall have the meaning set forth
     in Section 4.6(c).
        --------------

          "PERMIT" shall mean a Governmental permit, certificate, license, franchise or authorization.

          "PERMITTED ENCUMBRANCES" shall have the meaning set
     forth in Section 4.2.
              -----------

          "PERSON" shall mean a natural person or an Entity.

          "PLATFORMS" shall have the meaning set forth in Section
                                                          -------
     2.1(b).
     ------

          "POST-CLOSING MMS CONSENTS" shall have the meaning set
     forth in Section 4.6(d).
              --------------

          "POST-CLOSING SETTLEMENT STATEMENT" shall have the
     meaning set forth in Section 12.1.
                          ------------

          "PROCEEDING" shall mean a judicial, administrative or arbitral proceeding, including a lawsuit or Governmental investigation.

          "PROPERTIES" shall have the meaning set forth in
     Section 2.1(a).
     --------------

          "PURCHASE PRICE" shall have the meaning set forth in
     Section 3.1(a).
     --------------

          "PURCHASE PRICE ADJUSTMENT AMOUNT" shall mean the sum of the Title Defect Adjustment Amount, the Environmental Defect Adjustment Amount, the Revenue Adjustment, any reduction resulting from a Casualty Event not reimbursed by insurance and any other adjustments to the Purchase Price required or contemplated by this Agreement or otherwise agreed to in writing by the Parties, in each case subject to any limits or thresholds set forth in this Agreement pertaining to the specified adjustment.

          "PURCHASER" shall have the meaning set forth in the introductory paragraph.

          "PURCHASER'S AFFILIATES" shall mean (a) any other Entity that Controls, is Controlled by, or is under common Control with, Purchaser; (b) any director, officer or employee of Purchaser or of an Entity described in clause
     (a) of this definition; and (c) any agent, consultant or representative that Purchaser has engaged in connection with the ownership or operation of the Assets or the transactions contemplated hereby.

          "QUITCLAIMED ASSETS" shall have the meaning set forth
     in Section 2.1(i).
        --------------

          "RECORDS" shall have the meaning set forth in Section
                                                        -------
     2.1(h).
     ------

          "REQUIRED CONSENTS" shall mean the Operating Agreement
     Consents, the Pending MMS Consents and the Post-Closing MMS consents.

          "RESERVE MATTERS" shall mean the existence or extent of Hydrocarbon reserves; the recoverability of (or the cost of recovering) any such reserves; the value of such reserves; any product pricing assumptions; the ability to sell Hydrocarbon production after the Closing or any conditions thereon; and geological, geophysical and seismic matters.

          "REVENUE ADJUSTMENT" shall have the meaning set forth
     in Section 11.3.
        ------------

          "SECURITIES LAWS" shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, and all other
     Laws concerning or regulating the sale or registration of securities.

          "SELLER" shall have the meaning set forth in the introductory paragraph.

          "SELLER'S AFFILIATES" shall mean (a) any other Entity that Controls, is Controlled by, or is under common Control with, Seller; (b) any director, officer or employee of Seller or of an Entity described in clause (a) of this definition; and (c) any agent, consultant or representative that Seller has engaged in connection with the ownership or operation of the Assets or the transactions contemplated hereby.

          "SELLER'S KNOWLEDGE" shall mean those facts that are actually known, or those facts which should be known, to Rick Avare, David Stetson, Ralph Currie or Karen Underwood after due and appropriate inquiry in the exercise of reasonable diligence, taking into account the scope and nature of the responsibilities of the individual in question, and includes any facts that are known by such individuals regardless of whether such individuals are adverse to the Seller in respect of the matters as to which such individual's knowledge is attributed to Seller.

          "THIRD PARTY" shall mean a Person other than Seller, Seller's Affiliates, Purchaser, Purchaser's Affiliates or a
     Governmental Authority.

          "THIRD PARTY LOSS" shall mean a Loss that is asserted by a Third Party or a Governmental Authority.

          "TITLE DEADLINE" shall have the meaning set forth in
     Section 4.3.
     -----------

          "TITLE DEFECT" shall have the meaning set forth in
     Section 4.3.
     -----------

          "TITLE DEFECT ADJUSTMENT AMOUNT" shall have the meaning
     set forth in Section 4.4(b).
                  --------------

          "TITLE DEFECT VALUE" shall have the meaning set forth
     in Section 4.3.
        -----------

          "TITLE INCREASE" shall have the meaning set forth in
     Section 4.4(c).
     --------------

          "TITLE INCREASE ADJUSTMENT AMOUNT" shall have the
     meaning set forth in Section 4.4(c).
                          --------------

          "TRANSFER" shall mean a sale, assignment, transfer, conveyance, gift, exchange or other disposition (including an assignment of contractual rights or a delegation of contractual obligations), whether voluntary, involuntary or by operation of Law.

          "WI" or "WORKING INTEREST shall mean the property interest which entitles the owner thereof to explore and develop land for Hydrocarbons, whether under a Lease, a compelling pooling order or otherwise.

     1.2 RULES OF CONSTRUCTION. In construing this Agreement, the following rules shall be used (unless the context clearly requires otherwise): (a) any references to a Law, Lease, Contract, Order or Permit refer to such Lease, Contract, Order or Permit as it has been amended, restated, modified or supplemented; (b) any references to "Articles" or "Sections" refer to Articles or Sections of this Agreement; (c) the titles of the Articles and Sections are for convenience only and shall not be used in construing this Agreement; (d) any references to "Exhibits" refer to the Exhibits attached hereto, each of which is made a part hereof for all purposes; (e) if there is any conflict or inconsistency between the text of this Agreement and any Exhibit, the text of this Agreement shall control; and (f) because both Parties have participated in the preparation and negotiation of this Agreement, the rule that ambiguities in agreements are to be construed against the party that prepared them is inapplicable.

                            ARTICLE 2
                        PURCHASE AND SALE

     2.1 PURCHASE AND SALE OF ASSETS. On the Closing Date, but effective as of the Effective Date, subject to the other provisions of this Agreement, Seller agrees to sell, Transfer and deliver to Purchaser, and Purchaser agrees to purchase and pay for, an undivided eighty percent (80%) of Seller's right, title and interest in and to the following assets (said eighty percent (80%) undivided interest being referred to as the "ASSETS"):
                                                   ------

          (a)  the leases described on Exhibit 2.1(a) (including
                                       --------------
     record title, operating rights, overriding royalties, net profits interests and all other types of interests) (the "LEASES", each of the Leases described in this Section
      ------                                        -------
     2.1(a) is referred to individually as a "PROPERTY" and
     ------                                   --------
     collectively as the "PROPERTIES");
                          ----------

          (b) all platforms that are located on, or presently used in connection with, the drilling for, or operation, production, treatment or transportation of, Hydrocarbons from the Properties and the caisson and deck owned by Seller related to the OCS-G 12501 B-1 Well located on Block 297 Galveston Area (the "PLATFORMS");
                          ---------

          (c) all wells, wellbores, pipe, pipelines, gathering lines, compressors, materials, inventory, facilities (other than Platforms), supplies and equipment and any and all other personal, real, movable and immovable property, fixtures or equipment that are located on, or presently used in connection with, the drilling for, or operation, production, treatment or transportation of, Hydrocarbons from the Properties, and any replacements, attachments or accessories now or hereafter attached, added or affixed (the "Equipment");
      ---------

          (d) all Hydrocarbons attributable to the Assets produced on and after the Effective Date;

          (e) all contracts and agreements (other than Leases) to the extent transferable that are attributable to the ownership or operation of the Assets, including, without limitation, the following (collectively, the "CONTRACTS"):
                                                   ---------

               (i)  the contracts and agreements that are listed
          on Exhibit 2.1(e); and
             --------------

               (ii) any other operating agreements, participation agreements, unit, pooling and communitization agreements and declarations, Hydrocarbon purchase and sale agreements, farmin or farmout agreements, bottom-hole contribution agreements, balancing agreements, processing agreements, gathering agreements, compression agreements, transportation agreements, and any other contracts and agreements that are attributable to the ownership or operation of the Assets whether or not set forth on Exhibit 2.1(e);
                                             --------------

          (f) all Orders, Permits and Easements that are attributable to the Assets;

          (g) all other rights, privileges, benefits, powers and obligations conferred or imposed upon Seller as the owner of the Assets;

          (h) to the extent attributable to the Assets and not prohibited by Law or an agreement to which Seller is a party, the rights to copy the following records in the possession of Seller: (i) lease and land records,
     (ii) geological and geophysical records, (iii) operations, production and engineering records, (iv) accounting records, and (v) facility and well records (collectively, the "Records"); and
      -------

          (i)  the other assets described on Exhibit 2.1(i) (the
                                             --------------
     "QUITCLAIMED ASSETS").
      ------------------

     2.2 QUITCLAIMED ASSETS. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT, THE ASSIGNMENT OR THE OTHER CLOSING DOCUMENTS TO THE CONTRARY, SELLER MAKES NO REPRESENTATIONS, WARRANTIES, COVENANTS OR INDEMNITIES OF ANY TYPE WHATSOEVER WITH RESPECT TO THE QUITCLAIMED ASSETS (OR ANY OTHER ASSETS THAT ARE INCLUDED IN THE DEFINITION OF "ASSETS" SOLELY BECAUSE THEY ARE ATTRIBUTABLE TO THE QUITCLAIMED ASSETS), AND PURCHASER MAY NOT ASSERT ANY TITLE DEFECT OR OTHER CLAIM WITH RESPECT TO ANY QUITCLAIMED ASSET; IT BEING AGREED BY PURCHASER THAT IT IS ACQUIRING THE QUITCLAIMED ASSETS "AS-IS," "WHERE-IS," WITH ALL FAULTS.

                            ARTICLE 3
                         PURCHASE PRICE

     3.1 PURCHASE PRICE; METHOD OF PAYMENT. (a) The purchase price for the Assets shall be Twenty-Five Million Three Hundred Thirteen Thousand Six Hundred Eighty-Five and No/100 Dollars ($25,313,685) (the "PURCHASE PRICE"), which amount shall be (i)
                    --------------
increased by the Title Increase Adjustment Amount, (ii) decreased or increased by an amount equal to the Purchase Price Adjustment Amount and (iii) decreased by $271,200 (representing marketing adjustments) (the purchase price, as so adjusted, is referred to herein as the "ADJUSTED PURCHASE PRICE"). The Adjusted Purchase
               -----------------------
Price shall be either (a) paid by Purchaser to Seller at Closing or (b) paid by Purchaser to the holder of the DnB Note to reduce the principal balance thereof. All payments made by Purchaser to reduce the outstanding principal balance of the DnB Note (whether prior to or contemporaneous with Closing) shall be credited towards the amounts due by Purchaser to Seller hereunder upon confirmation by Seller of any such payments by Purchaser to the holder of the DnB Note.

     (b) All amounts required under this Agreement to be paid by either Party to the other Party shall be made by wire transfer of immediately-available funds to Seller or Purchaser, as the case may be, at such bank account in the United States as Seller or Purchaser may designate in writing to the other Party at least five Business Days prior to the date on which such payment is to be made.

     3.2  ALLOCATION OF PURCHASE PRICE.  Exhibit 3.2 contains the
                                         -----------
allocation of the value of each Property as mutually agreed by the Parties (the "ALLOCATED VALUE"). Seller and Purchaser agree
                  ---------------
not to assert, in connection with any tax return, tax audit or similar proceedings, any allocation of the consideration that differs from any such agreed-upon in writing allocation. Seller and Purchaser shall each prepare an IRS Form 8594 in accordance with such Allocated Value.

                            ARTICLE 4
                 TITLE AND ENVIRONMENTAL MATTERS

     4.1  MARKETABLE TITLE.  (a) As used herein, the term
"MARKETABLE TITLE" shall mean, in the case of each Property, such
 ----------------
right, title and interest (owned beneficially and of record)
that, except for Permitted Encumbrances and as otherwise set forth on Exhibit 4.1(a):
         --------------

          (i) entitles Seller, with respect to a particular Property, now and in the future to receive not less than eighty percent (80%) of the percentage set forth on
     Exhibit 4.1(a) as the Net Revenue Interest or NRI of such
     --------------
     Property of all Hydrocarbons produced from, or otherwise attributable to, such Property, without reduction, suspension or termination (including reductions resulting from gas imbalances, if any);

          (ii) obligates Seller, with respect to a particular Property, now and in the future to bear not more than eighty percent (80%) of the percentage set forth on Exhibit 4.1(a)
                                                  --------------
     as the Working Interest or WI of such Property of all costs and expenses attributable to the ownership or operation of such Property, without increase (unless Seller's Net Revenue Interest in such Property is proportionately increased); and

          (iii)  is free and clear of any Encumbrances;

     (b)  Except as set forth on Exhibit 4.1(b), in the case of a
                                 --------------
Property on which there is currently located a Platform (other than the Platform on South Timbalier Block 211, which Platform is not owned by Seller), the term "MARKETABLE TITLE" shall also mean
                                ----------------
such right, title and interest that except for Permitted Encumbrances and as otherwise set forth on Exhibit 4.1(a):
                                           --------------

          (i) entitles Seller, with respect to a particular Platform, now and in the future, to an ownership interest in such Platform of not less than eighty percent (80%) of the percentage set forth on Exhibit 4.1(a) as Seller's Net
                             --------------
     Revenue Interest or NRI of the Property on which the Platform is located, without reduction, suspension or termination throughout the productive life of such Property;

          (ii) obligates Seller, with respect to a particular Platform, now and in the future to bear not more than the percentage set forth on Exhibit 4.1(a) as the Working
                             --------------
     Interest or WI of the Property on which the Platform is located of all costs and expenses attributable to the ownership or operation of such Platform, without increase (unless Seller's ownership interest in the Platform is proportionately increased); and

          (iii)  is free and clear of any Encumbrances.

     4.2  PERMITTED ENCUMBRANCES.  As used herein, the term
"PERMITTED ENCUMBRANCES" shall mean, with respect to a particular
 ----------------------
Property:

          (a) lessors' royalties, overriding royalties, reversionary interests and similar burdens affecting such Property if the net cumulative effect of such burdens does not reduce Seller's interest in all Hydrocarbons produced from a particular Property below the "Net Revenue Interest"
                                           --------------------
     or "NRI" set forth on Exhibit 4.1(a) for such Property;
         ---               --------------

          (b) division orders and sales contracts terminable without penalty upon no more than 30 days' notice to the purchaser of the Hydrocarbons from the Properties;

          (c) operator's, vendor's, tax and similar liens or Encumbrances securing obligations that were not due and payable prior to the Closing Date or, if due, are being contested by Seller in good faith;

          (d) any Encumbrances created by Law for royalty, bonus, deferred bonus payments or rental or for compliance with the terms of the Leases;

          (e) the terms and provisions of (i) the Leases and Contracts, and (ii) all Easements, Permits and Orders that are included within the Assets to the extent such Leases, Contracts, Easements, Permits and Orders do not operate to increase the Working Interest of Seller in any of the Properties or decrease the Net Revenue Interest of Seller in any of the Properties;

          (f) Easements in favor of third parties so long as such Easements do not adversely affect the continued use and operation of the Properties;

          (g)  all rights reserved to or vested in any
     Governmental Authority to control or regulate any of the Properties in any manner, and all applicable Laws but in each case only to the extent such rights to control or regulate or the enforcement of such Laws are not provoked by the breach by Seller or its predecessor in interest of any Law;

          (h)  the Required Consents; provided, however, that
                                      --------  -------
     this Section 4.2(h) does not affect Purchaser's rights under
          --------------
     Section 4.6 or Section 15.1(g); and
     -----------    ---------------

          (i)  those items set forth on Exhibit 4.2(i).
                                        --------------

     4.3 NOTICE OF TITLE DEFECT. Purchaser shall notify Seller in writing, by 5:00 p.m. Central Standard Time on August 20, 1999 (the "TITLE DEADLINE"), of any matter ("TITLE DEFECT") that would
      --------------                    ------------
cause Seller's title to any of the Properties or Platforms not to be Marketable Title, in each case together with a reasonably detailed explanation of (a) the nature of such Title Defect,
(b) the Property or Platform affected thereby, (c) the Allocated Value for such Property or Platform, and (d) Purchaser's proposed Title Defect Value (as hereinafter defined) for such Title Defect. Any matters that would otherwise constitute Title Defects but that are not specifically raised in writing (with the explanation as contemplated in the immediately-preceding sentence) by Purchaser on or before the Title Deadline shall conclusively be deemed waived by Purchaser. As used herein, the term "TITLE DEFECT VALUE" shall mean with respect to each Title
      ------------------
Defect, the reduction in the "Allocated Value" of the affected Property or Platform that results from the existence of such Title Defect, as determined pursuant to Section 4.5, taking into
                                        -----------
account all relevant considerations, other than the potential deductibility of such Title Defect Value for federal, state or local income tax purposes.

     4.4 REMEDIES FOR TITLE DEFECTS; TITLE INCREASES. (a) Until September 15, 1999 (the "CURE DEADLINE"), Seller shall have the
                         -------------
right, but not the obligation, to attempt to cure any Title Defect for which it receives notice from Purchaser on or before the Title Deadline.

     (b) With respect to any Title Defect for which Seller receives notice from Purchaser on or before the Title Deadline but which is not cured on or before the Cure Deadline, the Purchase Price shall be reduced by the Title Defect Value for such Title Defect. The aggregate amount of all reductions to the Purchase Price under this Section 4.4(b) is referred to as the "TITLE DEFECT ADJUSTMENT AMOUNT."
 ------------------------------

Such remedy shall constitute Purchaser's sole remedy for Title Defects under this Agreement. Notwithstanding the foregoing, there shall be no reductions to the Purchase Price under this
Section 4.4(b) unless and until the aggregate amount of all Title Defect Values shall exceed a threshold of $50,000, in which case the deduction shall include the threshold amount.

     (c)  To the extent that same are discovered by either Party prior to the Title Deadline, the Purchase Price shall be
increased (a "TITLE INCREASE") by an amount equal to the value
              --------------
allocated to the following:

          (i)  any increase in Seller's interest in all
     Hydrocarbons produced from, or otherwise attributable to, a
     Property or Platform above the Net Revenue Interest or NRI set forth on Exhibit 4.1(a) for such Property; and
                  --------------

          (ii) any reduction in Seller's obligation to bear costs and expenses attributable to the ownership or operation of a Property or Platform below the Working Interest or WI set forth on Exhibit 4.1(a) for such Property (unless Seller's
              --------------
     Net Revenue Interest in such Property or Platform is proportionately reduced);

in each case with such values to be agreed upon by Seller and Purchaser (taking into account the Allocated Value for such Property) or otherwise determined pursuant to the procedures set forth in Section 4.5. The aggregate amount of all increases to
         -----------
the Purchase Price under this Section 4.4(c) is referred to as
                              --------------
the "TITLE INCREASE ADJUSTMENT AMOUNT."  Notwithstanding the
     --------------------------------
other provisions of this Section 4.4(c), there shall be no
                         --------------
increases to the Purchase Price under this Section 4.4(c) unless
                                           --------------
and until the aggregate amount of all Title Increases shall exceed a threshold of $50,000, in which case the increase shall include the threshold amount. Purchaser shall promptly notify Seller of any records or other title documentation which would result in a Title Increase.

     4.5 VALUE OF PROPERTY; TITLE DEFECT. If the Parties are unable to agree upon (a) whether a Title Defect exists, (b) a Title Defect Value, (c) the value allocated to a Title Increase or (d) the Environmental Defect Adjustment Amount, then such Dispute shall be resolved pursuant to Article 16, and the Closing
                                      ----------
shall be postponed until the fifth Business Day following the resolution of such Dispute provided, however, no postponement of
                           --------
the Closing shall affect the rights of Seller or Purchaser to terminate this Agreement pursuant to Section 15.1(d).
                                     ---------------

     4.6 CONSENTS. The Parties acknowledge that the Transfer of certain Assets to Purchaser requires the consent of Third Parties and Governmental Authorities, and that the following provisions shall govern the Parties' efforts to obtain such consents:

          (a) OPERATING AGREEMENT CONSENTS. Although Seller believes that there are no preferential purchase rights that are applicable to the transactions contemplated by this Agreement because Seller is selling substantially all of its assets, the Parties acknowledge that the Transfer of Seller's interest in the Assets may require the consent and waiver of preferential purchase rights of certain working interest owners ("OPERATING AGREEMENT CONSENTS"). Seller
                       ----------------------------
     shall use Commercially Reasonable Efforts to obtain the Operating Agreement Consents prior to Closing.

          (b) PENDING MMS CONSENTS. The Parties acknowledge that with respect to the Properties set forth on
     Exhibit 4.6(b), MMS approval for the Transfer of the
     --------------
     Properties in question has not been obtained because (i) the MMS has not yet approved Transfers to Seller for certain Properties, (ii) certain assignments have not yet been submitted to the MMS for approval by the operator or
     (iii) the MMS has rejected certain Transfers (collectively referred to as the "PENDING MMS CONSENTS"). The Parties
                         --------------------
     shall use Commercially Reasonable Efforts before and after the Closing to obtain all of the Pending MMS Consents; provided, however, the failure to obtain a Pending MMS
     --------  -------
     Consent prior to the Closing shall not cause the Property affected thereby to be excluded from the sale hereunder or the Purchase Price to be reduced.

          (c) POST-CLOSING MMS CONSENTS. The Parties acknowledge that the Transfer of the Properties that are located in federal offshore waters requires the approval, after the Closing, of the MMS (the "POST-CLOSING MMS CONSENTS"). The
                               -------------------------
     Parties shall use Commercially Reasonable Efforts to obtain all of the Post-Closing MMS Consents after the Closing; provided, however, the costs of all filing fees and
     --------
     supplemental bonds shall be borne by Purchaser.

     4.7 CASUALTY EVENTS. If a Casualty Event occurs during the Interim Period, or it is determined that a Casualty Event has occurred since the Effective Date, the Purchase Price shall not be reduced if there is insurance for the full amount of any loss incurred by the Casualty Event, and Seller shall assign to Purchaser the right to receive all insurance proceeds or condemnation awards attributable to such Casualty Event. If the full amount of the loss resulting from the Casualty Event is not covered by insurance, a downward adjustment shall be made to the Purchase Price equal to the difference between the loss resulting from the Casualty Event and the amount of the insurance proceeds Seller will be entitled to receive.

     4.8 ENVIRONMENTAL ADJUSTMENTS. To the extent that Purchaser due diligence reveals the representation contained in
Section 5.19 is not true and correct (an "ENVIRONMENTAL DEFECT").
------------                              --------------------
Purchaser shall notify Seller of any Environmental Defect by the Title Deadline or any Environmental Defect shall conclusively be deemed waived by Purchaser. Seller shall have until the Cure Deadline to cure any Environmental Defect, but if any Environmental Defect is not cured, the Parties shall, with respect to each Property affected by an Environmental Defect which is not cured by Seller by the Cure Deadline, attempt in good faith to agree upon an appropriate downward adjustment to the Purchase Price to account for such matters (the "ENVIRONMENTAL DEFECT ADJUSTMENT AMOUNT"). PURCHASER SHALL HAVE
 --------------------------------------
INSPECTED OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE BEEN WAIVED) ITS RIGHT TO INSPECT THE PROPERTIES AND SATISFIED ITSELF TO THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, CONDITIONS RELATED TO NATURALLY OCCURRING RADIOACTIVE MATERIALS.

     4.9 OTHER ADJUSTMENTS. Purchaser and Seller shall make other adjustments that the Parties mutually agree upon based on other matters discovered by Purchaser during the course of Purchaser's due diligence investigation of the Assets.

     4.10 FORWARD SALES.  It is expressly agreed that forward
sales of Hydrocarbons related to the Properties shall not be considered a Title Defect, however, an adjustment to the Purchase
Price  shall be made in accordance with the provisions of
Section 11.3.
------------

                            ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser that:

     5.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and it is duly qualified to carry on its business in all jurisdictions where the Assets are located except to the extent to be so qualified will not have a material adverse effect on the Assets or the ownership of the Assets by Purchaser.

     5.2 POWER. Seller has the corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Subject to receipt of approval of Seller's shareholders and the Required Consents, the execution, delivery and performance of this Agreement by Seller, and the transactions contemplated hereby, will not violate or result in a default or breach of, or give rise to any rights or remedies in favor of any Person under, (a) any provision of the certificate of incorporation or bylaws of Seller, (b) any material agreement or instrument to which Seller is a party or by which Seller or any of the Assets are bound (including any Lease or Contract), or
(c) any Permit, Order or Law applicable to Seller.

     5.3 AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller except for approval of Seller's shareholders. This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller will have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

     5.4 BROKERS. Seller has incurred no obligation or liability, contingent or otherwise, for brokers', finders' or investment bankers' fees in respect of the matters provided for in this Agreement that will be the responsibility of Purchaser; and any such obligation or liability that might exist shall be the sole obligation of Seller.

     5.5 FOREIGN PERSON. Seller is not a "foreign person" within the meaning of Section 1445 and 7701 of the Code, because Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and any regulations promulgated thereunder.

     5.6  BANKRUPTCY.  Except as set forth in Exhibit 5.6, there
                                              -----------
are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to Seller's Knowledge, threatened against Seller which relate to current obligations of Seller.

     5.7  LITIGATION.  Except as set forth on Exhibit 5.7, there
                                              -----------
is no Proceeding pending or, to Seller's Knowledge, threatened, against Seller or involving the Assets, directly or indirectly.

     5.8 GOVERNMENTAL QUALIFICATION. Seller is qualified with the MMS to own interests in federal Hydrocarbon leases on the Outer Continental Shelf, including the Properties.

     5.9 CONSENTS. To Seller's Knowledge, except for the Required Consents and approval of Seller's shareholders, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not require (a) a consent, approval or authorization of a Person or a Governmental Authority, (b) a registration, declaration or other filing with a Governmental Authority (except for filings with the Texas General Land Office for Leases issued by the State of Texas), or (c) the offer of the Assets to any Person pursuant to any preferential purchase right or right of first refusal and will not result in any default under any agreement or instrument to which Seller is a party or by which the Assets are owned. Seller has no reason to believe that the MMS will not grant the Pending MMS Consents or the Post-Closing MMS Consents.

     5.10 LEASES. To Seller's Knowledge, (a) the Leases are in full force and effect, by operations approved by the MMS in accordance with applicable Law; (b) Seller has made available to Purchaser true and correct copies of the Leases, including any amendments thereto; (c) Seller or each operator of the Properties has duly performed all of the material obligations under the Leases that are now or will prior to the Closing be required to be performed by Seller or such operator; (d) Seller nor any operator of the Properties has received any notice of a default under the Leases, nor is any such notice pending; and (e) except as set forth on Exhibit 5.10, all rentals and royalties (including minimum royalties, shut-in or otherwise) required to be paid to perpetuate the Leases to the Execution Date have been timely and properly paid to the proper Persons and in the proper amounts.

     5.11 CONTRACTS.  The Contracts described in Section 2.1(e)
                                                 --------------
represent all contracts and agreements which are material to the ownership and operation of the Assets and which individually obligate Seller to expend funds in excess of $5,000 or perform acts in the future with respect to the Assets which require an expenditure by Seller in excess of $5,000 and which are not contracts or agreements which (a) are documents recorded of record in any parish or county where the Properties are located or in counties or parishes adjacent to the offshore blocks where the Properties are located; (b) are on file with the MMS, General Land Office of Texas or the State of Louisiana; or (c) have not been terminated or expired by their own terms. Seller is not in default of any such Contracts and, to Seller's Knowledge, no other party is in material breach thereof. Seller has made available to Purchaser true and correct copies of the Contracts, including any amendments thereto. Except as provided in
Exhibit 5.11, such Contracts are in full force and effect and
------------
Seller has received no notice or threat regarding a default or any action to alter, terminate or rescind any such Contract.

     5.12 PROCEEDS OF PRODUCTION. To Seller's Knowledge, (a) all proceeds of production of Hydrocarbons from the Properties are currently being paid to the operator of such Properties, for Seller's account or to Seller, without the furnishing of indemnity (other than customary warranties contained in division orders, transfer orders, letters-in-lieu of transfer and division orders or production sales contracts); and (b) no material portion of such proceeds are being held in suspense.

     5.13 INVOICES.  Except as provided in Section 5.13, Seller
                                           ------------
has paid all joint-interest billings and other invoices attributable to the ownership or operation of the Properties, to the extent that such billings and invoices have been received by Seller and have become due and payable.

     5.14 GAS IMBALANCES. To Seller's Knowledge there exist no production imbalances affecting the Properties.

     5.16 GAS PREPAYMENTS.  Except as provided in Exhibit 5.15,
                                                  ------------
Seller is not obligated, by virtue of a prepayment, take-or-pay, production payment or other arrangement, to deliver Hydrocarbons produced from the Properties on or after the Effective Date without receiving full price for such production.

     5.16 ACCESS. Seller has afforded Purchaser access to all of the Records in Seller's possession unless prohibited by agreements with a third party.

     5.17 WELLS.  Exhibit 5.17 lists all wells (producing and
                  ------------
non-producing) located on the Properties that have not previously been plugged and abandoned. To Seller's Knowledge, (a) all of the wells located on the Properties have been drilled and completed within the boundaries of the applicable Leases or within the limits otherwise permitted by contract, pooling or unitization agreement or applicable Law, (b) all drilling, completion, development, operation, plugging and abandonment of the wells located on the Properties have been conducted in material compliance with all applicable Laws and (c) except as set forth in Exhibit 5.17(c), there are no wells located on the
             ---------------
Properties that (i) Seller or the operator of any Property is obligated by law or contract to commence plugging and abandonment operations pursuant to any notice provided to Seller by any operator of the Properties; or (ii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Authority having jurisdiction over the Properties.

     5.18 PERMITS. To Seller's Knowledge, (a) either Seller or the current operator of the Properties has all Permits that it requires, or is required to have, to own and operate the Assets;
(b) such Permits are in full force and effect; (c) there exist no material violations of such Permits; and (d) there are no Proceedings that are pending or threatened that may result in a civil or criminal penalty or the revocation, cancellation, suspension or adverse modification of such Permits.

     5.19 ENVIRONMENTAL LAWS. To Seller's Knowledge, (a) the Assets have been, and are being, operated in compliance with all applicable Environmental Laws except for minor matters of non-compliance for which potential fines or costs of compliance do not exceed $50,000; and (b) there exists no condition or circumstance whereby Seller or Seller's successor would be obligated to expend any sum of money in excess of $50,000 in connection with any remedial action relating to any environmental condition which, if not performed, would result in a violation of applicable Environmental Laws.

     5.20 INSURANCE.  Exhibit 5.20 sets forth the insurance
                      ------------
presently maintained by Seller with respect to the Properties.
Such insurance is in full force and effect, and Seller has paid all premiums that have become due thereunder.

     5.21 AFES.  Except as set forth on Exhibit 5.21, there are
                                        ------------
no outstanding authorizations for expenditure (approved or proposed) that (a) require the drilling of wells or other material development operations to earn or to continue to hold all or any portion of the Properties or (b) obligate Seller to make payments of any material amounts in connection with the drilling of wells or other material capital expenditures affecting the Properties.

     5.22 CASUALTY. To Seller's Knowledge, no Casualty Event has occurred since the Effective Date.

     5.23 TITLE.  Except as set forth on Exhibit 5.23, (a) Seller
                                         ------------
has not Transferred or Encumbered the Properties or the Platforms which Transfer or Encumbrance shall cause a reduction in Seller's interest in the Properties or Platforms specified in
Exhibit 4.1(a) and (b), the Assets shall be conveyed to Purchaser
----------------------
with no warranty whatsoever, implied, expressed or statutory; provided, however, subject to the Permitted Encumbrances, Seller
-----------------
shall warrant and defend title to eighty percent (80%) of the interests specified on Exhibit 4.1(a) in the Properties,
                       --------------
Equipment and Platforms against all claims and demands of all Persons whomsoever claiming title to the Properties, Equipment and Platforms, or any part thereof, by, through or under Seller, but not otherwise. For purposes of clause (b) only, "Seller" shall include any subsidiary or affiliate of Seller and any other Person in which Seller is a partner, investor or otherwise invested or committed to invest.

     5.24 PRICING. To Seller's Knowledge, the prices being received for the production of Hydrocarbons from the Properties do not violate any agreement to which Seller is a party or Law.

     5.25 EQUIPMENT. To Seller's Knowledge, the Equipment comprising the Assets is in good repair, working order and operating condition and is adequate for the operation of the Properties.

     5.26 ADVERSE CHANGES IN PRODUCTION RATES OR OIL AND GAS
RESERVES.

          (a) From the date of this Agreement until the day immediately preceding the Closing Date, the average daily production from the Properties shall not be less than
     (i) 14,000 Mcf. per day of natural gas, and (ii) 950 barrels per day of oil and other liquid Hydrocarbons. True and complete copies of the report of each of Netherland, Sewell & Associates, Inc. and Ryder Scott Company Petroleum Engineers estimating the Hydrocarbon reserves attributable to the Properties as of January 1, 1999, have been given to the Purchaser prior to the date of this Agreement.

          (b) Since the Effective Date, there has been no material loss of, or decline in, any proved category of Hydrocarbon reserves attributable to the Properties below that estimated for the Properties in either of the reserve reports of Netherland, Sewell & Associates, Inc. or Ryder Scott Company Petroleum Engineers as of January 1, 1999, other than declines in reserve volumes as a result of actual production of Hydrocarbons since the Effective Date or a reduction in the prices used to calculate reserve volumes.

     5.27 ACCURACY OF REPRESENTATIONS. No representation or warranty by Seller in this Agreement contains an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in any such representation or warranty not misleading. There is no fact known to Seller that materially and adversely affects (or may materially and adversely affect) the operation, prospects or condition of any portion of the Assets that has not been set forth in this Agreement.

                            ARTICLE 6
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller that:

     6.1 EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and it is duly qualified to carry on its business in the jurisdictions where the Assets are located.

     6.2 POWER. Purchaser has the corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated hereby, will not violate (a) any provision of the certificate of incorporation or bylaws of Purchaser, (b) any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or (c) any Permit, Order or Law applicable to Purchaser.

     6.3 AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and at the Closing all documents and instruments required hereunder to be executed and delivered by Purchaser will have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

     6.4 BROKERS. Purchaser has incurred no obligation or liability, contingent or otherwise, for brokers', finders' or investment bankers' fees in respect of the matters provided for in this Agreement that will be the responsibility of Seller; and any such obligation or liability that might exist shall be the sole obligation of Purchaser.

     6.5 SECURITIES LAWS. Purchaser is an experienced and knowledgeable investor in the oil and gas business. Purchaser is not acquiring the Properties with a view to, or for offer of resale in connection with, a non-exempt distribution thereof within the meaning of the Securities Act of 1933, or a distribution thereof in violation of any applicable Securities Laws.

     6.6 BANKRUPTCY. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to Purchaser's Knowledge, threatened against Purchaser.

     6.7 GOVERNMENTAL QUALIFICATION. Purchaser is qualified with the MMS to own the Properties.

                            ARTICLE 7
                 PRE-CLOSING COVENANTS OF SELLER

     7.1 OPERATIONS. During the Interim Period, except as otherwise approved by Purchaser in writing, Seller (a) shall, and shall use Commercially Reasonable Efforts to cause the operators of the Properties to, maintain the Assets in the ordinary course of business in accordance with past practices, (b) shall not Transfer or Encumber any Assets other than (i) the sale of Hydrocarbons in the ordinary course of business after production and (ii) the sale of Equipment and other personal property or fixtures in the ordinary course of business where the same has become obsolete, is no longer necessary for the operation of the Properties or is replaced by an item or items of at least equal suitability, and (c) shall maintain in full force and effect the insurance described in Exhibit 5.20.
                       ------------

     7.2 ACCESS. During the Interim Period, Seller shall (a) provide Purchaser access during Seller's normal business hours to the Assets (including the Records) that are in Seller's possession and the employees of Seller, and (b) use Commercially Reasonable Efforts to provide Purchaser access to the Properties (it being acknowledged by Purchaser that Seller is not the operator of any Property except Galveston Block 418) and any other Assets that are not in Seller's possession.

     7.3 NO SHOP. During the Interim Period, Seller shall not, directly or indirectly, initiate or participate in discussions with, or otherwise solicit from, any Person any proposals or offers relating to, or deliver information to any Person for purposes of evaluating, one or more transactions of the type contemplated hereby involving the Assets.

     7.4 BREACHES OF REPRESENTATIONS AND WARRANTIES. Seller shall promptly notify Purchaser of the discovery by Seller that any representation or warranty of Seller contained in this Agreement is or becomes untrue or will be untrue on the Closing Date.

     7.5 ESTIMATES OF ADJUSTED PURCHASE PRICE. Seller shall prepare and deliver to Purchaser, at least five Business Days prior to the Closing Date, Seller's estimate of the Adjusted Purchase Price (the "CLOSING SETTLEMENT STATEMENT") which shall
                     ----------------------------
be prepared utilizing the form attached hereto as Exhibit 7.5.
                                                  -----------
The Closing Settlement Statement shall include, without limitation, the Title Defect Adjustment Amount, the Environmental Defect Adjustment Amount and the Revenue Adjustment amount as well as the sum of the Allocated Values of any Properties excluded from the sale hereunder. The Parties shall negotiate in good faith and attempt to agree on the Closing Settlement Statement prior to the Closing. If the Parties are unable to agree on the Closing Settlement Statement, the Adjusted Purchase Price shall be based upon the arithmetic average of the Parties' respective proposed amounts with final adjustments to the Purchase Price occurring within one hundred twenty (120) days of the Closing in accordance with Section 12.1. Notwithstanding the
                               ------------
foregoing or any disputes to the value of any adjustments, if any proposed adjustment to the Purchase Price proposed by Purchaser would entitle Purchaser or Seller to terminate this Agreement in accordance with Article 15, Purchaser or Seller shall have the
                ----------
right to terminate this Agreement prior to Closing.

                            ARTICLE 8
               PRE-CLOSING COVENANTS OF PURCHASER

     8.1 CONFIDENTIALITY. The Parties hereby ratify their obligations under the Confidentiality Agreement.

     8.2 RETURN OF DATA. Purchaser agrees that if this Agreement is terminated for any reason whatsoever, Purchaser shall, at Seller's request, promptly return to Seller all information and data furnished by or on behalf of Seller to Purchaser or Purchaser's Affiliates in connection with this Agreement or Purchaser's investigation of the Assets, and Purchaser shall deliver to Seller or destroy all copies, extracts or excerpts of such information and data and all documents generated by Purchaser that contain any portion of such information or data except to the extent necessary to enforce Purchaser's rights hereunder.

     8.3 INDEMNITY REGARDING ACCESS. Purchaser shall Indemnify Seller and Seller's Affiliates from and against all Losses that are attributable to the exercise by Purchaser or Purchaser's Affiliates of the access rights granted by Section 7.2(b).
                                           --------------

                            ARTICLE 9
                 SELLER'S CONDITIONS OF CLOSING

     Seller's obligation to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of the following conditions on or before the scheduled date of the
Closing:

     9.1  REPRESENTATIONS AND WARRANTIES.  The representations
and warranties of Purchaser contained in Article 6 shall be true
                                         ---------
and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

     9.2  PERFORMANCE.  Purchaser shall have performed in all
material respects the obligations, covenants and agreements
required hereunder to be performed by it at or prior to the
Closing (including under Section 11.2).
                         ------------

     9.3  PROCEEDINGS.  No Proceeding by a Third Party or a
Governmental Authority shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated hereby.

     9.4 INVESTMENT AGREEMENT TRANSACTION. All conditions precedent have been satisfied and the transaction contemplated in the Investment Agreement shall close simultaneously with the transactions contemplated by this Agreement.

     9.5 SHAREHOLDER APPROVAL. The transactions contemplated by this Agreement have been approved by the Shareholders of Seller.

     9.6  GOVERNMENT APPROVALS.  All approvals of Governmental
Authorities (other than those required by the MMS) have been obtained.

     9.7 PREFERENTIAL PURCHASE RIGHTS. All preferential purchase rights relating to the Properties which Purchaser, in its sole discretion, has determined are applicable to the transactions contemplated by this Agreement, have been validly waived or the period for exercising such preferential purchase rights have expired and there is no pending or threatened challenge or proceeding disrupting or threatening to disrupt any such waiver or expiration.

                           ARTICLE 10
                PURCHASER'S CONDITIONS OF CLOSING

     Purchaser's obligation to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of the following conditions on or before the scheduled date of the
Closing:

     10.1 REPRESENTATIONS AND WARRANTIES.  The representations
and warranties of Seller contained in Article 5 shall be true and
                                      ---------
correct in all material respects on the Closing Date as though made on and as of the Closing Date.

     10.2 PERFORMANCE.  Seller shall have performed in all
material respects the obligations, covenants and agreements
required hereunder to be performed by it at or prior to the
Closing (including under Section 11.2).
                         ------------

     10.3 PROCEEDINGS.  No Proceeding by a Third Party or a
Governmental Authority shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated hereby.

     10.4 INVESTMENT AGREEMENT TRANSACTION. No amendment of the Investment Agreement shall have occurred except as consented to in writing by Purchaser and the transactions contemplated in the Investment Agreement shall close simultaneously with the transactions contemplated by this Agreement without waiver of any conditions precedent to the obligation of any Party thereto, except as shall have been consented to in writing by Purchaser.

     10.5 RELEASE OF LIENS. The liens and encumbrances set forth on Exhibit 5.23 have been released.

     10.6 GOVERNMENTAL APPROVALS.  All approvals of Governmental
Authorities (other than those required from the MMS) have been obtained.

     10.7 PREFERENTIAL PURCHASE RIGHTS. All preferential purchase rights relating to the Properties which Purchaser, in its sole discretion, has determined are applicable to the transactions contemplated by this Agreement, have been validly waived or the period for exercising such preferential purchase rights have expired and there is no pending or threatened challenge or proceeding disrupting or threatening to disrupt any such waiver or expiration.

     10.8 MATERIAL ADVERSE CHANGE. No material adverse change has occurred in the condition of the Assets taken as a whole
(excluding market conditions affecting the industry generally).

     10.9 LEGAL OPINION. Seller shall deliver to Purchaser (i) an opinion of its General Counsel, as to customary corporate matters of Seller (including due incorporation, existence, authorization, execution and delivery), in form and substance acceptable to the Parties; and (ii) such other evidence of such corporate matters (including good-standing certificates, certified organizational documents and Board resolutions, and incumbency certificates) as Purchaser may reasonably request.

                           ARTICLE 11
                             CLOSING

     11.1 TIME AND PLACE OF CLOSING. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "CLOSING") shall occur contemporaneously
                          -------
with the closing under the Investment Agreement; provided,
                                                 --------
however, that if all of the conditions to the Closing set forth
-------
in Articles 9 and 10 have not been satisfied or waived by such
   ----------     --
scheduled date or any extended scheduled date for the Closing, the Party whose obligations are subject to the conditions that have not been satisfied or waived shall have the right to extend the scheduled date of the Closing for successive periods of up to seven days each until such conditions shall have been satisfied or waived; and provided further, that the Closing is subject to postponement pursuant to Section 4.5. Notwithstanding any right
                         -----------
to extend the Closing pursuant to this Section 11.1 or
                                       ------------
Section 4.5, the right to terminate this Agreement pursuant to
-----------
Section 15.1(d) shall not be altered by any such extension.  The
---------------
date the Closing actually occurs is referred to herein as the "CLOSING DATE." The Closing shall be held in Houston, Texas at
 ------------
the offices of Porter & Hedges, L.L.P., or at such other location as may be mutually agreed upon by Seller and Purchaser.

     11.2 CLOSING OBLIGATIONS. At the Closing, the following events shall occur:

          (a) Seller shall execute, acknowledge and deliver to Purchaser, assignments, conveyances and bills of sale, which shall (i) be in form and substance acceptable to the Parties, (ii) contain a special warranty of title, (iii) be in a form acceptable to the MMS (or the General Land Office of the State of Texas), and (iii) Transfer the Assets to Purchaser (collectively, the "ASSIGNMENTS");
                                   -----------

          (b)  Seller and Purchaser shall execute and
     acknowledge, and Seller shall deliver to Purchaser, transfer orders or letters in lieu thereof directing all Third
     Parties paying for production of Hydrocarbons from the Properties to make payment to Purchaser of proceeds attributable to such production on and after the Effective
     Date;

          (c)  Purchaser shall pay the Adjusted Purchase Price;

          (d)  Seller shall deliver to Purchaser the releases of
     liens and encumbrances set forth on Exhibit 5.23.
                                         ------------

          (e)  Seller shall deliver to Purchaser the legal
     opinion required by Section 10.10.
                         -------------

     11.3 ALLOCATION OF REVENUES AND EXPENSES. Subject to the terms contained in Exhibit 11.3, at Closing an adjustment shall
                   ------------
be made to the Purchase Price (the "REVENUE ADJUSTMENT") equal to
                                    ------------------
the difference between (x) all revenue attributable to the Assets received by Seller from the Effective Date through and including the Closing Date less (y) (i) eighty percent (80%) of the
                 ----
capital expenditures paid by Seller relating to the Properties (including, without limitation, drilling costs) from the Effective Date through and including the Closing Date,
(ii) eighty percent (80%) of the general and administrative expenses of Seller as specified in Exhibit 11.3 and (iii) eighty
                                   ------------
percent (80%) of the lease operating expenses paid by Seller relating to the Properties from the Effective Date through and including the Closing Date. The Revenue Adjustment shall be based on actual receipts and payments where such information is available and, if not available, estimates subject to the post-Closing adjustment as provided in Section 12.1.
                                  ------------

                           ARTICLE 12
                     POST-CLOSING COVENANTS

     12.1 POST-CLOSING ADJUSTMENTS. On or before ninety (90) days after Closing, Seller and Purchaser shall review any additional information available to prepare a settlement statement (the "POST-CLOSING SETTLEMENT STATEMENT") pertaining to
                ---------------------------------
the Revenue Adjustment provided for in Section 11.3 to determine if additional adjustments to the Purchase Price beyond the adjustments made at Closing (whether to account for expenses and revenues not considered in making the adjustments at Closing, correct errors made in the adjustments made at Closing or to utilize actual data in cases where estimates were made) are necessary. Within one hundred twenty (120) days after Closing, Seller and Purchaser shall attend to finalizing the Post-Closing Settlement Statement and Seller or Purchaser, as the case may be, shall immediately pay any sums due and owing to the other Party.

     12.2 PAYMENTS RECEIVED IN ERROR.   Any revenue received by
Purchaser attributable to the Assets received by Purchaser for periods prior to the Effective Date shall immediately be forwarded to the Seller. Any revenue received by Seller attributable to the Assets for periods after the Effective Date which have not been accounted for in the Closing Settlement Statement or the Post-Closing Settlement Statement or which are attributable to any period after the Closing Date shall immediately be forwarded to Purchaser.

     12.3 SALES TAXES. The Parties intend that the sale hereunder be exempt from any sales or use taxes, and the Purchase
Price does not include any such taxes. If the sale hereunder is found to be subject to any sales or use taxes, however, Purchaser shall be liable for such taxes.

     12.4 RECORDATION OF ASSIGNMENT. Purchaser shall (a) record each Assignment in the appropriate county and parish records, (b) file each Assignment with the MMS and any other appropriate Governmental Authorities, and (c) pay all recordation fees and filing fees in connection therewith. Within a reasonable period after the Closing, Purchaser shall furnish Seller with a schedule setting forth recording or filing information for each county, parish or other Governmental Authority in whose records each Assignment was recorded or filed.

     12.5 ACCESS TO EMPLOYEES. Seller and Purchaser each shall use Commercially Reasonable Efforts to afford the other access to
(a), in the case of Seller, employees of Seller who remain employees of Seller after the Closing and are familiar with the ownership and operation of the Assets and (b) in the case of Purchaser, employees of Purchaser that Seller shall reasonably request for its proper corporate purposes, including the defense of Proceedings. Such access may include interviews or attendance at depositions or legal proceedings; provided, however, that in any event all out-of-pocket expenses (including wages and salaries) reasonably incurred by either Party in connection with this Section 12.5 shall be paid or promptly reimbursed by the
     ------------
Party requesting such services.

     12.6 FURTHER ASSURANCES.  After the Closing, Seller and
Purchaser shall take such further actions and execute, acknowledge and deliver such additional documents and instruments as may be necessary or useful in carrying out the transactions contemplated hereby.

     12.7 CONFIDENTIALITY. After the Closing and until the third anniversary thereof, Seller shall maintain as confidential, and shall not disclose or show to any Third Party, any Records or other confidential information regarding the Assets. This
Section 12.7 shall not apply to the extent that any particular
------------
information (a) becomes generally available to the oil and gas industry other than through the breach of the foregoing obligation, or (b) must be disclosed by Seller to comply with applicable Law, Orders or stock exchange requirements.

     12.8 REVENUE REIMBURSEMENT OBLIGATIONS. Purchaser and Seller agree and acknowledge that Seller will remain liable on those forward sales contracts and other financial instruments described on Schedule 12.8 (the "HEDGE AGREEMENTS"), and from and
             -------------       ----------------
after Closing Purchaser shall remit to Seller each month an amount equal to the positive sum of (a) the total consideration received by Purchaser from the sale of Hydrocarbons produced from the Properties for a particular month less the product of (x) the
                                      ----
volume of Hydrocarbons sold from the Properties (calculated on an MMBtu equivalent basis) and (y) the price per MMBtu equivalent received by Seller for the equivalent notional quantity of Hydrocarbons for such month pursuant to the Hedge Agreements and
(b) in the event that the volume of Hydrocarbons produced from the Properties in any month does not equal eighty percent (80%) of the notional quantities used to calculate payments due under the Hedge Agreements, an amount equal to eighty percent (80%) of the amounts due by Seller to the counterparties under the Hedge Agreements resulting from the physical Hydrocarbon production shortfall (the "HEDGE AGREEMENT ADJUSTMENT"). If the Hedge
                --------------------------
Agreement Adjustment amount is a negative number, Seller shall remit to Purchaser the sum indicated by such number if it was not negative with the invoice or statement forwarded to Purchaser pursuant to this Section 12.8. Seller shall send Purchaser an invoice each month indicating the amounts due to Seller by Purchaser and Purchaser shall pay such amounts to Seller within fifteen (15) days of receipt of such invoice. Purchaser's obligations pursuant to this Section 12.8 shall survive until the
                             ------------
termination of Seller's obligations under the Hedge Agreements as such Hedge Agreements are in force and effect on the date hereof.

                           ARTICLE 13
              ASSUMED OBLIGATIONS; INDEMNIFICATION

     13.1 ASSUMED OBLIGATIONS. If the Closing occurs, Purchaser shall be deemed to have assumed, and shall pay, perform or otherwise discharge all liabilities and obligations that are attributable to the ownership or operation of the Assets on and after the Effective Date, including such liabilities and obligations arising under (i) the Leases and Contracts, (ii) the Easements, Permits and Orders that are included in the Assets, and (iii) Laws (including Environmental Laws) applicable to the Assets (collectively, the "ASSUMED OBLIGATIONS").

     13.2 INDEMNIFICATION.

          (a) SELLER'S INDEMNITIES. Seller shall Indemnify Purchaser from and against all Losses (i) for third party claims attributable to the Assets and which relate to any period prior to the Effective Date and, except for claims made under the special warranty contained in the Assignment, are claims which do not relate to matters for which adjustments to the Purchase Price were possible pursuant to the terms of this Agreement or (ii) that are attributable to any breach or non-performance by Seller of its covenants contained in Article 12.
                  ----------

          (b) PURCHASER'S INDEMNITIES. Purchaser shall Indemnify Seller and Seller's Affiliates from and against all Losses that (i) are attributable to the Assets and that relate to any period after the Effective Date (including, without limitation, the Assumed Obligations) or (ii) are attributable to any breach or nonperformance by Purchaser of its covenants contained in Article 12.
                                ----------

          (c) EXCLUSIVITY; ASSERTION OF CLAIMS. The Indemnities in Section 13.2(a) shall constitute the sole and exclusive
        ---------------
     remedy of Purchaser and Purchaser's Affiliates for the matters described therein; and the Indemnities in Section
                                                       -------
     13.2(b) constitute the sole and exclusive remedy of Seller
     -------
     and Seller's Affiliates for the matters described therein. All claims for Indemnification by any Person that is Indemnified under Section 13.2(a) or (b) must be asserted
                       ---------------    ---
     and resolved in accordance with the following provisions:

               (i)  Any Person claiming Indemnification hereunder
          is referred to as the "INDEMNIFIED PERSON," and any
                                 ------------------
          Party from whom Indemnification is sought is referred
          to as the "INDEMNIFYING PARTY."
                     ------------------

               (ii) If any Third Party Losses are asserted
          against or sought to be collected from an Indemnified Person, the Indemnified Person shall with reasonable promptness notify the Indemnifying Party of the Third Party Losses, specifying the nature of and specific basis for such Losses and the amount or the estimated amount thereof to the extent then feasible (the "CLAIM
                                                           -----
          NOTICE").  The Indemnifying Party will have 30 days
          ------
          from the date the Claim Notice is delivered (the "NOTICE PERIOD") to notify the Indemnified Person
           -------------
          (A) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Person with respect to such Third Party Losses and (B) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Person against such Third Party Losses; provided, however,
                                           --------  -------
          that any Indemnified Person is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it has given notice and opportunity to comment to the Indemnifying Party) and that are not prejudicial to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Person within the Notice Period that it disputes its liability to the Indemnified Person with respect to such Third Party Losses, the amount of such Third Party Losses will be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Person within the Notice Period that it desires to defend the Indemnified Person against such Third Party Losses and except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate Proceedings, and with counsel of its own choosing. If the Indemnified Person desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Person agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Losses that the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the Third Party or Governmental Authority asserting the Third Party Losses, or any cross-complaint against any Person. No claim may be settled or otherwise compromised without the prior consent of the Indemnifying Party.

               (iii) If any Indemnified Person has a claim for Losses against any Indemnifying Party hereunder that does not involve a Third Party Loss, the Indemnified Person must send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Person within the Notice Period that it disputes its liability to the Indemnified Person with respect to such Losses, the amount of such Losses will be conclusively deemed a liability of the Indemnifying Party.

          (d) EXCEPTIONS. The Indemnification obligations set forth in Sections 13.2(a) and (b) shall not apply to (i) a matter for which the Indemnified Person has received credit as an adjustment to the Purchase Price; (ii) either Party's costs and expenses with respect to the negotiation and consummation of this Agreement and the transactions contemplated hereby; or (iii) any Title Defect claims of Purchaser, which are governed exclusively by Sections 4.1 through 4.5 (but Section 13.2(a) shall apply to the special warranty of title contained in the Assignment).

     13.3 LIMITATIONS ON INDEMNIFICATION.  The Parties'
liabilities under this Article 13 shall be limited as follows:
                       ----------

          (a)  THRESHOLDS. Seller shall have no liability under
     Section 13.2(a)  unless and until the aggregate amount paid
     ---------------
     by Seller thereunder shall exceed a threshold of $25,000 and upon reaching such amount, the threshold amount shall be included in any claim. Purchaser shall have no liability under Section 13.2(b) unless and until the aggregate amount
           ---------------
     paid by Purchaser thereunder shall exceed a threshold of $25,000 and upon reaching such amount, the threshold amount shall be included in any claim

          (b)  MAXIMUM LIABILITY.  Seller's maximum aggregate
     liability under Section 13.2(a) shall not exceed $1,000,000.
                     ---------------
     Purchaser's maximum aggregate liability under Section
                                                   -------
     13.2(b) shall not exceed $1,000,000.
     -------

          (c)  SURVIVAL PERIODS.  The Indemnities in
     Sections 13.2(a)(ii) and 13.2(b)(ii) with respect to
     --------------------     -----------
     covenants to be performed after the Closing shall survive until March 31, 2001. Following the applicable date described in the immediately-preceding sentence, neither Party shall have any rights thereunder, except with respect to matters for which a Claim Notice has been delivered on or prior to such date. There shall be no similar limitations on the survival of the Indemnities in Sections 13.2(a)(i)
                                           -------------------
     and 13.2(b)(i), which shall survive for the applicable
         ----------
     statute-of-limitations period. The representations and warranties of Seller contained in this Agreement shall terminate at Closing.

                           ARTICLE 14
            INDEPENDENT INVESTIGATION AND DISCLAIMER

     14.1 INDEPENDENT INVESTIGATION AND DISCLAIMER.

          (a) Purchaser acknowledges that (i) it has had, and pursuant to this Agreement will have prior to the Closing, access to the Assets and the employees of Seller and the opportunity to inspect the Assets, and (ii) in making its decision to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely on the basis of its own independent investigation of the Assets and upon the representations and warranties of Seller set forth in Article 5 and the special warranty of
                         ---------
     title to be made by Seller in the Assignment. Accordingly, Purchaser acknowledges that, except as expressly set forth herein, Seller has not made, AND SELLER HEREBY EXPRESSLY DIS CLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESSED (ORALLY OR IN WRITING), IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, OR OTHER RIGHT OF RECOURSE (EVEN AS TO RETURN OF THE PURCHASE PRICE) RELATING TO (A) THE CONDITION OF THE ASSETS (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT DEFECTS OR REDHIBITORY VICES, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR ENVIRONMENTAL CONDITION), (B) ANY INFRINGEMENT BY SELLER OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND
     (C) ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO PURCHASER BY OR ON BEHALF OF SELLER (INCLUDING WITH RESPECT TO RESERVE MATTERS, SUCCESS OF WELLS (INCLUDING WELLS THAT ARE DRILLED AFTER THE EFFECTIVE DATE), COMPLIANCE WITH LAWS, ENVIRONMENTAL CONDITIONS AND OTHER MATTERS); IT BEING AGREED BY PURCHASER THAT IT IS ACQUIRING THE ASSETS "AS-IS," "WHERE-IS," WITH ALL FAULTS; provided, however,
                                           --------  -------
     that (a) the foregoing disclaimer and negation of representations and warranties, (b) Purchaser's independent investigation of the Assets, (c) any failure on Purchaser's part to conduct such investigation, or (d) the occurrence of the Closing, shall not affect or impair the representations, warranties, covenants, Indemnities or other obligations of Seller under this Agreement or under the agreements to be executed by Seller at the Closing, including the special warranty of title to be made by Seller in the Assignment, and any other express rights of Purchaser hereunder or thereunder.

          (b) Each Party hereby waives any rights it may have under applicable Law to rescind this transaction, including for failure of consideration, redhibitory vices, lesion beyond moiety or otherwise.

                           ARTICLE 15
                           TERMINATION

     15.1 RIGHT OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated:

          (a) by mutual consent of Seller and Purchaser, at any time at or prior to the Closing;

          (b)  by Seller, at its option, if the conditions in
     Article 9 have not been satisfied by the scheduled date of
     ---------
     the Closing;

          (c)  by Purchaser, at its option, if the conditions in
     Article 10 have not been satisfied by the scheduled date of
     ----------
     the Closing;

          (d) by either Seller or Purchaser, by notice to the other Party at any time on or after November 15, 1999, if the Closing shall not have occurred by such date;

          (e) by Purchaser or Seller if the sum of the aggregate downward adjustment to the Purchase Price for Title Defects, Environmental Defects and Casualty Events exceeds $200,000;
     or

          (f) by Purchaser or Seller if the preferential purchase right waivers required by Purchaser relating to the Properties have not been obtained on or before September 1, 1999.

provided, however, that a Party may not exercise any right of
--------  -------
termination pursuant to Section 15.1(b), (c) or (d) if the event
                        ---------------  ---    ---
giving rise to such termination right shall be due to the breach by such Party of its obligations under this Agreement.

     15.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 15.1, this Agreement shall become void and of
            ------------
no further force or effect (except for the provisions of this Sections 15.2, 5.4 and 6.4; and Articles 8, 16 and 17; all of
-------------  ---     ---      ----------  --     --
which shall survive such termination and continue in full force and effect); provided, however, that, if either Party is in
             --------  -------
breach of its obligations under this Agreement at the time this Agreement is so terminated, such defaulting Party shall continue to be liable to the other Party for damages in respect of such breach, and such liability shall not be affected by such termination.

                           ARTICLE 16
                           ARBITRATION

     16.1 DISPUTES.  This Article 16 shall apply to any dispute
                          ----------
arising under or otherwise attributable to this Agreement or the transactions contemplated hereby (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) the applicability of this Article 16 to a particular
                                  ----------
dispute (collectively, a "DISPUTE"). The provisions of this
                          -------
Article 16 shall be the exclusive method of resolving Disputes.
----------
     16.2 ARBITRATION.

          (a) If a Dispute arises, the Parties shall attempt to resolve it through negotiations. If the Parties are unable to resolve the Dispute within 20 days of the commencement of such negotiations, either Party may submit the Dispute to binding arbitration before a sole arbitrator (the "ARBITRATOR") pursuant to this Article 16 by notifying the
      ----------                    ----------
     other Party and designating a proposed Arbitrator. If the other Party objects to such proposed Arbitrator, it may, on or before the 10th day following delivery of such notice, notify the other Party of its objection. The Parties shall then attempt to agree upon a mutually-acceptable Arbitrator. If they are unable to do so within 10 days following delivery of the notice described in the immediately-preceding sentence, either Party may request the American Arbitration Association (or successor body) (the "AAA") to
                                                       ---
     designate the Arbitrator. Each Party and each proposed Arbitrator shall disclose to the other Party any business, personal or other relationship or affiliation that may exist between such Party and such proposed Arbitrator, and any Party may disapprove of such proposed Arbitrator on the basis of such relationship or affiliation. If the Arbitrator so chosen shall die, resign or otherwise fail or become unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section
                                                        -------
     16.2.
     ----

          (b) The Arbitrator shall expeditiously (and, if possible, within 45 days after the Arbitrator's selection) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Houston, Texas. The arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA), to the extent that such Rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power (i) to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each Party will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (ii) to grant injunctive relief and enforce specific performance.

          (c) If it deems necessary, the Arbitrator may propose to the Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the consent of both Parties, which shall not be unreasonably withheld. Each Party, the Arbitrator and any proposed expert shall disclose to the other Party any business, personal or other relationship or affiliation that may exist between such Party (or the Arbitrator) and such proposed expert; and either Party may disapprove of such proposed expert on the basis of such relationship or affiliation.

          (d) The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Parties and may be enforced in any court of competent jurisdiction. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts retained by the Arbitrator, shall be allocated between the Parties in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses to one or more other Parties.

                           ARTICLE 17
                       GENERAL PROVISIONS

     17.1 GOVERNING LAW. THIS AGREEMENT AND ALL INSTRUMENTS EXECUTED IN ACCORDANCE WITH IT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT-OF-LAW RULES THAT WOULD DIRECT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT IT IS MANDATORY THAT THE LAW OF SOME OTHER JURISDICTION, WHEREIN THE ASSETS ARE LOCATED, SHALL APPLY.

     17.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including all Exhibits attached hereto and made a part hereof, together with the Confidentiality Agreement, constitute the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such transactions. No amendment of this Agreement shall be binding unless executed in writing by both Parties.

     17.3 WAIVER. No waiver by a Party of any of the provisions of this Agreement (a) shall be binding upon a Party unless executed in writing by such Party, (b) shall be deemed or shall constitute a waiver by such Party of any other provisions hereof (whether or not similar), and (c) shall not constitute a continuing waiver by such Party.

     17.4 TRANSFERS. Except as expressly provided herein to the contrary, neither Party hereto shall Transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, and any such Transfer made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted Transferees. Seller agrees that the restrictions in this Section 17.4 shall not, after the Closing, obligate
     ------------
Purchaser to obtain the written consent of Seller prior to any Transfer by Purchaser of its ownership interest in the Assets, and Purchaser agrees that any such Transfer shall not release Purchaser from any of its liabilities or obligations hereunder.

     17.5 NOTICES. Any notice, request, consent, approval, waiver or other communication provided or permitted to be given under this Agreement shall be in writing and shall be delivered in person or sent by U.S. mail, overnight courier or fax to the appropriate address set forth below. Any such communication shall be effective upon actual receipt; provided, however, that, in the case of delivery by fax after the normal business hours of the recipient, such communication shall be effective on the next Business Day following the transmission of such fax. For purposes of notice, the addresses of the parties shall be as follows:

          For Seller:

                    American Resources Offshore, Inc.
                    160 Morgan Street
                    P. O. Box 87
                    Versailles, Kentucky 40383
                    Attention: Mr. David Stetson
                    Telecopy:  (606) 873-4689

          with a copy to:

                    Blue Dolphin Services, Inc.
                    801 Travis, Suite 2100
                    Houston, Texas 77002
                    Attention: Mr. John P. Atwood, Vice President
                    Telecopy:  (713) 227-7626

          For Purchaser:

                    Fidelity Oil Holdings, Inc.
                    Schuchart Building
                    918 East Divide-Suite 200
                    Bismarck, ND 58501
                    Attn: Mr. John F. Renner, President and Chief
                    Executive Officer
                    Telecopy:  (701) 221-3904

Each Party shall have the right, upon giving 10 days' prior
notice to the other Party in the manner provided in this Section
                                                         -------
17.5, to change its address for purposes of notice.
----

     17.6 EXPENSES. Except as otherwise provided herein, each Party shall be solely responsible for all costs and expenses incurred by it in connection with the transactions contemplated hereby (including fees and expenses of its own counsel and consultants).

     17.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner with respect to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

     17.8 PUBLICITY. Seller and Purchaser shall consult with each other with regard to all publicity and other releases issued concerning this Agreement and the transactions contemplated hereby and, except as required by applicable Law or the stock exchange requirements, neither Party shall issue any such publicity or other release without the prior written consent of the other Party.

     17.9 SPECIFIC PERFORMANCE. Because of the unique nature of the Assets and the difficulty of calculating damages for breach of this Agreement, each Party shall have the right (pursuant to
Section 16.2(b)) to enforce specific performance by the other
---------------
Party of its obligations under this Agreement.

     17.10  CONSEQUENTIAL AND PUNITIVE DAMAGES.  THE PARTIES (FOR
THEMSELVES AND THEIR RESPECTIVE AFFILIATES) WAIVE ANY RIGHTS TO
CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES RESULTING FROM A
BREACH OF THIS AGREEMENT, INCLUDING LOSS OF PROFITS.

     17.11 NO THIRD-PARTY BENEFICIARY. Except as expressly provided herein, this Agreement is not intended to create, nor shall it be construed to create, any rights in any Third Party, under doctrines concerning third-party beneficiaries or otherwise.

     17.12 COUNTERPARTS. This Agreement may be executed in counterparts (including faxed counterparts). Each such counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the Execution Date.

                         SELLER

                              AMERICAN RESOURCES OFFSHORE, INC.


                              By:      /s/Rick G. Avare
                                   ------------------------------
                              -
                                   Rick G. Avare, President and
                                   Chief Executive Officer


                         PURCHASER

                              FIDELITY OIL HOLDINGS, INC.


                              By:       /s/John F. Renner
                                   ------------------------------
                                   John F. Renner, President and
                                   Chief Executive Officer







[SIGNATURE  PAGE TO PURCHASE AND SALE AGREEMENT BETWEEN  AMERICAN
RESOURCES OFFSHORE, INC. AND FIDELITY OIL HOLDINGS, INC.]

                      INVESTMENT AGREEMENT


     This INVESTMENT AGREEMENT (this "AGREEMENT") is entered into on this 30th day of July 1999, by and between American Resources Offshore, Inc., a Delaware corporation (the "COMPANY") with its principal office at 160 Morgan Street, Versailles, Kentucky 40383, and Blue Dolphin Exploration Company, a Delaware corporation (the "INVESTOR") (collectively, the "PARTIES" or individually, a "PARTY").

                        R E C I T A L S:

     WHEREAS, Investor desires to purchase from the Company and the Company desires to sell to Investor, on the terms and conditions herein set forth, shares of the Company's common stock, par value $.00001 per share (the "COMMON STOCK"); and

     WHEREAS, the transactions contemplated by this Agreement represents one of several substantially contemporaneous and mutually contingent transactions whereby the Company intends to Transfer substantially all of its assets and properties, subject to, among other things, the approval of such Transfers by the shareholders of the Company.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1

                        PURCHASE AND SALE

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, each parenthetically capitalized term in the introduction, recitals and other Sections of this Agreement has the meaning so ascribed to it, and other capitalized terms have the meaning given them in
Section 10.1.
              ------------

     1.2 CLOSING. Consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Porter & Hedges, L.L.P., at 700 Louisiana, Suite 3500, Houston, Texas 77002 immediately following the Shareholders Meeting or at such other time and place as all parties hereto may mutually agree in writing. The date upon which the Closing occurs is referred to herein as the "CLOSING DATE."

     1.3  ISSUANCE OF THE SHARES.

          (a) Subject to the terms and conditions of this Agreement, the Company agrees to issue to Investor at the Closing, free and clear of all Encumbrances, and Investor agrees to purchase and accept from the Company the number of shares of Common Stock described below:

               (1) The Company shall issue to Investor a number of shares of Common Stock that will result in Investor owning, immediately after the Closing, 75% of the combined voting power of all classes of the Company's voting securities after giving effect to:

                    (A)  the issuance of such shares to Investor
               at Closing;

                    (B)  the conversion of all shares of
               Preferred Stock owned beneficially or of record by Rick G. Avare and Douglas L. Hawthorne into Common
               Stock pursuant to their respective Voting and Support Agreements; and

                    (C)  the issuance or deemed issuance at
               Closing of voting securities that the Company becomes obligated to issue as a result of the issuance to Investor of shares of Common Stock at Closing, including pursuant to antidilution rights or other rights to of any Person to acquire Common Stock.

     The shares of Common Stock issuable to Investor pursuant to this Section 1.3(a)(1) are referred to as the "PRIMARY
          -----------------
     SHARES."

               (2)  In addition to the Primary Shares, the
     Company shall also issue to Investor at Closing and from time-to-time thereafter shares of Common Stock if Investor elects to receive additional shares of Common Stock:

                    (A)  in lieu of all or any portion of the
               downward cash adjustments to which Investor would otherwise be entitled pursuant to Section 1.4(b);
                                                 --------------
               or

                    (B)  in full or partial satisfaction of any
               right of the Investor to indemnification from the
               Company pursuant to Article 9.
                                   ---------

     Such additional shares of Common Stock that Investor chooses to receive, if any, are referred to as the "ADJUSTMENT SHARES." Investor shall not be required to accept any Adjustment Shares in lieu of cash. If Investor chooses to receive Adjustment Shares, the number of shares of Adjustment Shares shall be determined by dividing the dollar amount of the aggregate downward cash adjustment in the Purchase Price or indemnification amount, as the case may be, by the price per share of Common Stock described in
     Section 9.4(b). The Primary Shares and the Adjustment
     --------------
     Shares, if any, are collectively referred to herein as the "SHARES."

     1.4  PURCHASE PRICE FOR THE SHARES.

          (a) In consideration for the issuance of the Shares and the other representations, warranties, covenants and agreements contained herein, Investor shall pay to the Company a purchase price of $4,736,315 which amount shall be subject to adjustments set forth in Section 1.4(b) (the purchase price, as
                         --------------
adjusted pursuant to this Agreement, being referred to as the "PURCHASE PRICE"). The Purchase Price shall be payable at closing by wire transfer on the Closing Date of immediately available funds to such of the Company's creditors and in such amounts as the Company shall direct in writing and the balance of the Purchase Price not so directed to the Company's creditors shall be paid into the Company's bank account as designated by the Company. The Company shall provide written directions to Investor for payment of the Purchase Price (including all pertinent wire transfer instructions) at least five Business Days before the Closing Date.

          (b)  The $4,736,315 price payable by Investor to the
Company pursuant to Section 1.4(a)(1) shall be subject to each of
                    -----------------
the following adjustments at Closing:

               (1)  The Purchase Price shall be adjusted in
          accordance with the GOM Operations Adjustment, which shall be calculated as set forth on Exhibit 1.4(b)(1)
                                              -----------------
          hereto.

               (2) The Purchase Price shall be reduced by all Transaction Costs.

               (3) The Purchase Price shall be reduced by the amount, if any, by which the total liabilities of the Company at the Closing Date, other than Permitted
          Liabilities (defined below) exceed $3,802,000.

          (c)  "PERMITTED LIABILITIES" shall mean and include:

               (1)  amounts due under the Residual Note;

               (2)  costs included in the calculation of the GOM
          Operations Adjustment;  and

               (3)  AFEs which the Company has committed to pay
          and which are approved by Investor pursuant to Section
                                                         -------
          5.12.
          ----

          (d) The determination of the Purchase Price shall be made in accordance with generally accepted accounting principles as consistently applied by the Company.

     1.5 CLOSING DELIVERIES. On the Closing Date: (a) the Company shall deliver to Investor duly and validly issued certificates representing the Shares, in such denominations as Investor shall request no later than five Business Days prior to Closing or if no such request is made, in a single certificate;
(b) the Company and Investor shall deliver to one another all other documents, instruments and agreements as required under this Agreement; and (c) Investor shall pay to the Company the Purchase Price for the Shares.

                            ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY

     As material inducements for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, the Company hereby makes to Investor the representations and warranties set forth in this Article 2 and Article 3 as of
                                 ---------     ---------
the date hereof and the Closing Date, except as specifically set forth in the "EXCEPTION SCHEDULE" in a numbered paragraph that corresponds to the section for which disclosure is made.

     2.1 ORGANIZATION AND STATUS. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where its properties (whether owned, leased or operated) or its business conducted require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its property and to carry on its businesses as is now being conducted. The Company has delivered to Investor complete and accurate copies of its Certificate of Incorporation ("CERTIFICATE OF INCORPORATION") and Bylaws ("BYLAWS"), and the charter documents and bylaws of each of its subsidiaries, each as amended to the date hereof.

     2.2 SUBSIDIARIES AND JOINT VENTURES. Except as disclosed on Section 2.2 of the Exception Schedule the Company has no
   -----------        ------------------
subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability Company, or other venture or entity. Except as disclosed on Section 2.2
                                                    -----------
of the Exception Schedule, the Company owns all of the issued and
       ------------------
outstanding capital stock and other ownership interests of each of its subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, commitments or obligations of any character relating to the securities of any such subsidiary. As of the Closing, the Company will have no subsidiaries.

     2.3 CAPITALIZATION. (a) The Company has authorized capital stock consisting of 50,000,000 shares of Common Stock, of which 12,811,036 shares are issued and 210,890 shares are held in treasury on the date hereof and 3,000,000 shares of Preferred Stock, of which 230,516 shares are issued and outstanding on the date hereof. The shares of Preferred Stock are convertible into an aggregate of 230,516 shares of Common Stock and have voting rights of four votes per share of Preferred Stock. Except as described in Section 2.3(a),of the Exception Schedule there are
             --------------        ------------------
no arrearages in the payment of dividends on the Preferred Stock. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options were granted, in violation of preemptive or similar rights of any shareholder or in violation of any applicable Securities Act.

          (b)  Except as set forth on Section 2.3(b) of the
                                      --------------
Exception Schedule, there are no preemptive rights or any
------------------
outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of the Company of any character relating to the issued or unissued capital stock or other securities of the Company. All shares of capital stock issuable by the Company under the terms of antidilution agreements have been issued. The occurrence of the transactions contemplated by this Agreement will not give rise to any obligation of the Company to issue additional capital stock or other securities pursuant to antidilution rights or any other arrangement, except as contemplated by this Agreement. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its outstanding securities.

     2.4 AUTHORITY. The Company has the corporate power and authority and, except for the approval of its stockholders, has taken all corporate action necessary to execute and deliver this Agreement and the Purchase and Sale Agreement and to consummate the transactions contemplated by such agreements. This Agreement and the Purchase and Sale Agreement and the transactions contemplated by such agreements have been duly and validly authorized by the Board of Directors of the Company, validly executed and delivered by the Company and, as of the Closing Date, will have been duly and validly approved by the shareholders of the Company. This Agreement and the Purchase and Sale Agreement, and the documents and instruments required pursuant to such agreements, constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

     2.5 NO VIOLATION OF AGREEMENTS OR GOVERNING DOCUMENTS. Except as described in Section 2.5 of the Exception Schedule,
                       -----------        ------------------
neither the execution and delivery of this Agreement or the Purchase and Sale Agreement by the Company nor consummation of transactions contemplated hereby and thereby by the Company will
(a) conflict with the Certificate of Incorporation or the Bylaws of the Company or the charter documents or bylaws of any of its subsidiaries, (b) result in any breach or termination of, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any asset of the Company under, or create any rights of termination, cancellation, modification, amendment, or acceleration in any person under, any Contract, (c) violate any Order, (d) require the consent, approval, authorization, or order of any person or Governmental Authority (other than the shareholders of the Company at the Shareholders Meeting) not heretofore obtained other than those consents or approvals specifically contemplated hereby, or (e) result in the loss or modification or any license, franchise, permit or other authorization granted to or otherwise held by the Company.

     2.7 COMPANY SEC REPORTS AND FINANCIAL STATEMENTS. To the Knowledge of the Company, the Company has filed with the SEC, and has made available to Investor true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since December 31, 1995 under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "SEC DOCUMENT"). Each SEC Document has been timely filed from May 31, 1998 through the Closing Date. Each SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The certified public accountants who have certified certain financial statements of the Company included in the SEC Documents are independent public accountants as required by the Securities Act and the rules and regulations thereunder. Investor acknowledges that the Independent Auditors' Report with respect to the Financial Statements as of and for the period ended December 31, 1998 reflects that substantial doubts exist about the Company's ability to continue as a going concern.

     2.7 GOVERNMENTAL FILINGS. To the Knowledge of the Company, no notices, reports or other filings are required to be made by the Company or its subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or its subsidiaries from, any Governmental Authority in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

     2.8 YEAR 2000. To the Knowledge of the Company, all computer systems and computers software used by the Company recognize and manipulate date information relating to dates on or after January 1, 2000 and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000 ("MILLENNIUM FUNCTIONALITY"), except in each case of such computer systems and computer software, the failure of which to achieve Millennium Functionality, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. The costs of the adaptions necessary to achieve Millennium Functionality are not reasonably likely to have a Material Adverse Effect.

     2.9 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, other than those (a) reflected or reserved against in the December 31, 1998 audited consolidated balance sheet of the Company, or (b) incurred in the ordinary course of business since December 31, 1998 and which individually and in the aggregate would not have a Material Adverse Effect.

     2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the
January 1, 1999, the Company has not:

          (a) suffered any event, condition or circumstance that has had, or is reasonably likely to have, a Material Adverse
Effect;

          (b) changed any accounting methods, principles or practices;

          (c) conducted any business which is outside the ordinary course of business or not substantially in the manner that the Company previously conducted its business; or

          (d) mortgaged, pledged or subjected to lien, charge, security interest or to any other Encumbrance other than Permitted Encumbrances any of its assets, or amended, modified, or extended any existing lien on or security interest in any such assets;

          (e) Transferred or agreed to Transfer of any of its assets other than oil and gas leases abandoned as non-commercial, and oil and gas equipment sold for fair market value in the ordinary course of business for consideration not in excess of $5,000 in the aggregate;

          (f) waived or released any rights, including cancellation of any debt or accounts receivable;

          (g) settled any claims or Proceedings involving (i) any payment by the Company of an amount over $5,000 in the aggregate, (ii) any stipulations of fact or admissions of liability in any Proceeding, or (iii) any obligation on the part of the Company of a continuing nature;

          (h)  except as set forth in Section 2.23 of the
                                      ------------
Exception Schedule, entered into any agreement with any of its
------------------
shareholders, directors, officers, employees, or other
Affiliates;

          (i) permitted or suffered any amendment, cancellation, modification or termination of any contract, agreement, license, permit or arrangement to which it is a party or to which any of its properties or assets is subject, other than with respect to pricing changes in spot market gas purchase Contracts having a term of 30 days or less;

          (j) lost, canceled, terminated, amended or modified any material lease to which it is a party;

          (k) failed to pay when due any lease obligation, obligation for borrowed money, or failed to pay any trade account payable within 60 days of its due date, or defaulted in respect of any other contractual obligation to which the Company is subject, except for billings and invoices being contested in good faith which are described in Section 2.11 of the Exception
                             ------------        ---------
Schedule; or
--------

          (l) loaned or advanced any funds to its directors, officers, employees, agents, shareholders, or other Affiliates or to any of its shareholders except for loans or advances made in accordance with customary practices of the Company (consistent with good business practice) for the purpose of defraying ordinary and necessary business expenses incurred by employees in the usual course and scope of their employment and for which proper supporting documentation has been obtained by the Company.

     2.11 PROCEEDINGS.  Except as listed on Section 2.11 of the
                                            ------------
Exception Schedule, no Proceeding is pending or, to the Company's
------------------
Knowledge, threatened against or relating to the Company, its officers or directors in their capacities as such, or any of the Company's properties, businesses or subsidiaries.

     2.12 EMPLOYEES.

          (a) Each of the Company and each of its subsidiaries has complied with all Laws relating to the employment of labor, including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, the payment of social security and other employment-related taxes, and occupational safety and health.

          (b) Each individual who is currently performing or has performed services to or for either the Company or any ERISA Affiliate as an independent contractor could not reasonably be found by the Internal Revenue Service or any Governmental Authority to be an employee of either the Company or such ERISA Affiliate, as applicable, while such individual was providing services as an independent contractor. The term "ERISA Affiliate" means any other employer that is, or at any relevant time was, together with the Company, treated as a "single employer" under Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE").

          (c) Neither the Company nor any subsidiary is a party to or bound by any collective bargaining or other labor agreement. Neither the Company nor any subsidiary has any labor relations problem pending. To the Knowledge of the Company and any subsidiary, there are no union organizing efforts involving any employees of the Company or any subsidiary.

          (d) There are no workers' compensation claims pending against the Company or any subsidiary at the Closing Date and, to the Knowledge of the Company or any subsidiary at the Closing Date, there exists no set of circumstances that is reasonably likely to give rise to such a claim.

          (e) To Knowledge of the Company, no employee of the Company or any subsidiary of the Company at the Closing Date is subject to any confidentiality or noncompetition agreement or any other Contract or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company or any subsidiary or that would conflict with the business of the Company.

     2.13 EMPLOYEE BENEFIT PLANS.

          (a) The only "employee pension benefit plans," (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including, without limitation, any "multiemployer plan" as defined in Section 3(37) of ERISA), employee welfare benefit plans (as defined in Section 3(1) of ERISA), maintained, contributed to, or required to be contributed to by the Company or any ERISA Affiliate with respect to any employees of the Company or any ERISA Affiliate, or pursuant to which the Company or any ERISA Affiliate may have any liability with respect to any employees of the Company or any ERISA Affiliate, any former employees of the Company or any ERISA Affiliate or any current or former director or officer of the Company (each, a "PLAN") are listed on Schedule 2.13. Without
                                       -------------
liming the generality of the preceding sentence, the term "Plan" shall include all arrangements, contracts, policies, or practices (whether written or unwritten, qualified or unqualified, funded or unfunded and including any that have been frozen or terminated) relating to any of the following benefits: pension, profit sharing, retirement, supplemental retirement, stock, stock option, basic and supplemental accidental death and dismemberment, basic and supplemental life and health insurance, post-retirement medical or life, welfare, dental, vision, savings, bonus, deferred compensation, incentive compensation, business travel and accident, holiday, vacation, severance pay, salary continuation, sick pay, sick leave, short and long term disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, or other employee benefits.

          (b)  Set forth on Schedule 2.13 is a true and complete
                            -------------
list of: (i) each employment or consulting agreement, arrangement or other understanding that is currently in effect to which the Company or any ERISA Affiliate is a party, by which such entity is bound or pursuant to which such entity is an obligator or a beneficiary, (ii) each agreement, arrangement or other understanding that could result in any severance payment or benefit payable by the Company or any ERISA Affiliate, whether as a result of the Company's execution and performance of the transactions contemplated by this Agreement or otherwise, to any employee, former employee, director, or officer of the Company or any ERISA Affiliate and (iii) each agreement, arrangement or other understanding that could result in a "parachute payment" as defined in Section 280G of the Code (each, an "EXECUTIVE COMPENSATION PLAN"), whether as a result of the Company's execution and performance of the transactions contemplated by this Agreement or otherwise.

          (c) As applicable, with respect to each of the Plans, the Company has delivered to Investor true and complete copies of
(i) all Plan documents (including all amendments and modifications thereof) and, in the case of an unwritten Plan, a written description thereof, and in either case all related agreements including, without limitation, trust agreements and amendments thereto, insurance contracts, and investment management agreements, (ii) the two most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service, actuarial reports, financial reports or trustee reports, (iii) the current summary plan descriptions and all modifications thereto and (iv) copies of any private letter rulings, requests and applications for determination and determination letters issued with respect to the Plans within the past five years. As applicable, with respect to each of the Executive Compensation Plans, the Company has delivered to Investor true and complete copies of all Executive Compensation Plan documents (including all amendments and modifications thereof), and, in the case of an unwritten Executive Compensation Plan, a written description thereof, and in either case related agreements including, without limitation, trust agreements and amendments thereto, insurance contracts, and investment management agreements.

          (d) The Company and each ERISA Affiliate are in compliance in all respects with all Laws, including ERISA and the Code, applicable to the Plans. Each Plan has been maintained, operated and administered in compliance in all respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

          (e) Any Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "PENSION PLAN") now meet, and at all times since their inception have met, the requirements for such qualification and the related trusts are now, and at all times since their inception have been, exempt from taxation under
Section 501(a) of the Code.

          (f) All Pension Plans have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trust are exempt from federal income Taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the Knowledge of the Company and any subsidiary, is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification. Neither the Company nor any ERISA Affiliate has ever contributed to, or been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither the Company nor any ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan.

          (g)  No Plan is (or at any time has been) subject to
Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

          (h) There are no currently pending audits or investigations by any Governmental Authority involving the Plans, no threatened or currently pending claims (except for individual claims for benefits payable in the normal operation of the Plans), Proceedings involving any Plan, any fiduciary thereof or service provider thereto and, to the Knowledge of the Company and any subsidiary, there is no set of circumstances which exists that will give rise to any such claim or Proceeding.

          (i) None of the Company, any ERISA Affiliate, or any employee of the Company or any ERISA Affiliate has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code and no such person or entity has breached any duty imposed by Title I of ERISA with respect to any Plan. To the Knowledge of the Company and any subsidiary, no other person or entity has engaged or will engage in such a prohibited transaction or breach with respect to any Plan. None of the assets of any Plan is invested in any property constituting "employer real property" or an "employer security" within the meaning of Section 407 of ERISA.

          (j) Any insurance premium under any insurance policy related to a Plan for any period up to and including the Closing shall have been paid or accrued and booked on or before the Closing, and, with respect to any such insurance policy or premium payment obligation, none of the Company, any ERISA Affiliate or Investor shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

          (k) No Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement, other than (i) coverage mandated by law or
(ii) death or retirement benefits under a Plan qualified under
Section 401(a) of the Code.

          (l) With respect to each Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, the Company and each ERISA Affiliate comply, and have complied, in all respects with the continuation coverage requirements (including, without limitation, any requirement to provide any notice to any individual) of those provisions and Part 6 of Title I of ERISA.

     2.14 TITLE TO AND CONDITION OF REAL PROPERTY. The Company does not own any real property other than the Properties.
Schedule 2.14 contains a list of all real property (other than
-------------
the Properties) currently leased or occupied by the Company or its subsidiaries (the "LEASED REAL PROPERTY"), including the dates of and parties to all leases and any amendments thereof and a list of all real property previously leased or occupied by the Company or its subsidiaries. All Leased Real Property (including improvements thereon) is in satisfactory condition and repair consistent with its present use, and is available for immediate use in the conduct of the Company business. Neither the operations of the Company or its subsidiaries on any Leased Real Property, nor any improvements on the Leased Real Property, violates any applicable Law, except where such violation would not have a Material Adverse Effect on the Company. The Leased Real Property includes all real property necessary to conduct the business of the Company and its subsidiaries. None of the Leased Real Property has been condemned or otherwise taken by public authority and no such condemnation is, to the Knowledge of the Company, threatened or contemplated.

     2.15 INTELLECTUAL PROPERTY. The Company owns, or has a valid license to use, all software, seismic data and interpretations, maps, well logs, patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") that is or has been used on the premises of the Company in the conduct of the business of the Company.
Schedule 2.15 contains a complete and accurate list of all
-------------
patents, patent applications, trademarks and service marks and related applications, trade names and copyrights owned by or licensed to the Company. Schedule 2.15 also contains a
                          -------------
description of all agreements or licenses relating to the acquisition by, or license to the Company of, such Intellectual Property or under which the Company has sold or granted a right to use any Intellectual Property. All Intellectual Property owned by the Company is owned by it free and clear of any Encumbrance. The conduct of the Company's business does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or threatened against the Company or its subsidiaries. The Company has made all necessary filings and recordations and has paid all required fees and Taxes to maintain ownership of the Intellectual Property.

     2.16 CERTAIN CONTRACTS AND ARRANGEMENTS.  Schedule 2.16,
                                               -------------
contains a complete and accurate list of each of the following types of Contracts:

          (a) Contracts, including any mortgage, note or other instrument, relating to the borrowing of money or the incurrence of indebtedness or the guaranty of any obligation for the borrowing of money;

          (b) any Contract, purchase order or acknowledgment form for the purchase, sale, lease or other disposition of equipment, products, materials or capital assets, or for the performance of services, with respect to which the annual aggregate dollar amount either due to, or payable by, the Company or exceeds $5,000;

          (c) Contracts for the joint performance of work or services, joint venture agreements and all other Contracts pertaining to investments by the Company in other Entities;

          (d) Contracts with respect to the sale or disposition of the Company's capital stock or other securities;

          (e) any Contracts or understandings with outside advisors, consultants, or investment bankers, including any agreements or understandings with Jefferies & Co., Inc. and M2 Capital, Inc.;

          (f) Contracts with parties other than employees of the Company pursuant to which the Company or any of its employees are subject to confidentiality or noncompetition obligations; and

          (g) any other Contract not described in any other Schedule which contains unfulfilled obligations, is not terminable without payment of premium or penalty upon 30 days' notice or less and the annual amount either due to or payable by the Company or any of its subsidiaries exceeds $25,000 for any single contract or $50,000 in the aggregate.

Complete and accurate copies of all such Contracts that are in written form have been delivered to Investor.

     2.17 STATUS OF CONTRACTS.  Except as set forth in Section
                                                       -------
2.17 of the Exception Schedule, the Company is not in violation
----        ------------------
of, in default under, or to its Knowledge, in alleged violation of or in alleged default under any Contract, and there has not occurred any event which with lapse of time or giving of notice or both would constitute such a violation or default. The Company is not aware of any default by any other party to any Contract or of any event which (whether with or without notice, lapse of time or both) would constitute a material default by any other party with respect to obligations of that party under any Contract, and, to the Knowledge of the Company, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties. Neither the Company nor any of its subsidiaries at the Closing Date has granted any waiver or forbearance with respect to any of the Contracts. Neither the Company nor any of its subsidiaries is a party to, or bound by, any Contract that the Company can reasonably foresee will result in any material loss to the Company upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential). The Company has not guaranteed, and is not otherwise liable for, the payment or performance by any of its subsidiaries under contract, instrument or other obligation.

     2.18 INSURANCE.  Schedule 2.18 contains a complete and
                      -------------
accurate list of all policies of fire, liability, worker's compensation and other forms of insurance insuring the Company, its officers or directors, its assets or its operations (the "POLICIES"), setting forth the applicable deductible amounts.
All of the Policies are valid, enforceable and in full force and effect, all premiums with respect to the Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received with respect to any Policy. The Policies are sufficient for compliance with all requirements of Law and Contracts to which the Company or any of its subsidiaries is a party and provide insurance for the risks and in the amounts and types of coverage usually obtained by persons using or holding similar properties in similar
businesses.   Complete and accurate copies of the Policies and
all endorsements thereto have been delivered to Investor. The Company has not been refused any insurance coverage and no insurance coverage has been canceled during the three years preceding the date of this Agreement. None of the Policies permit the insurer to retroactively increase or assess premiums based on subsequent claims history. There are no pending Claims made by the Company under the Policies or any other insurance Contracts.

     2.19 PERMITS AND LICENSES.  Schedule 2.19 contains a
                                 -------------
complete and accurate list of all Permits held by the Company, listed by Governmental Authority issuing such Permits. Each of the Company and its subsidiaries holds, and at all times has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable Laws. Each of the Company and its subsidiaries is in compliance with each of the terms of the applicable Permits, and there are no claims of violation by the Company or any of its subsidiaries of any of such Permits. Complete and accurate copies of all Permits held by the Company and its subsidiaries have been delivered to Investor. All Governmental Authorities that have issued any Permits to or with respect to the Company, its business, or subsidiaries have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights or obligations of the Company or its subsidiaries under any of such Permits.

     2.20 BANK ACCOUNT BALANCES; POWERS OF ATTORNEY.  Schedule
                                                      --------
2.20 lists (a) the name, address and contact person of each bank
----
or other financial institution in which the Company has an account, safe deposit box or line of credit; (b) the account number, account name and type of account; (c) the dollar amount of each account including any restrictions on the account; and
(d) the names of all persons authorized to draw thereon or have access thereto; and the names of all persons, if any, holding powers of attorney to act for the Company.

     2.21 TAXES. The Company and its subsidiaries have filed on a timely basis all federal, state, local, foreign and other returns, reports, forms, declarations and information returns required to be filed by them with respect to Taxes (as defined below) which relate to the business, results of operations, financial condition, properties or assets of the Company or its subsidiaries for all periods (collectively, the "RETURNS") and have paid on a timely basis all Taxes shown to be due on the Returns. All Returns filed are complete and accurate in all material respects and no additional Taxes are owed by the Company or its subsidiaries with respect to the periods covered by the Returns or for any other period. The Company has provided Investor with complete and accurate copies of all Returns for each of the Company's fiscal years ended on or after December 31, 1992. Neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than themselves), whether arising under federal, state, local or foreign law, as a transferee or successor, by contract, or otherwise. Except as set forth on Section 2.21 of the Exception Schedule, neither the
         ------------        ------------------
Company nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any Return. Except as set forth on Section 2.21 of the Exception Schedule, no
                ------------        ------------------
Returns have been examined by the applicable taxing authorities for any period and, except as set forth on Section 2.21 of the
                                           ------------
Exception Schedule, the Company has not received any notice of
------------------
audit with respect to any Return or any fiscal year and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes for any period. No claim has ever been made by an authority in a jurisdiction where the Company or its subsidiaries do not file Returns that they are or may be subject to taxation by that jurisdiction. All Taxes that are or have been required to be withheld or collected by the Company or any of its subsidiaries or predecessors have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws.

     2.22 RELATED PARTY INTERESTS. Except as described in reasonable detail in Section 2.13 or Section 2.22 of the
                     ------------    ------------
Exception Schedule, no shareholder, officer or director, or
------------------
former officers or directors of the Company (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business, (b) is indebted to the Company or its subsidiaries, or (c) has any financial interest, direct or indirect, in any outside business which has significant transactions with the Company. True and complete copies of all agreements listed on Section 2.13 and
                                            ------------
Section 2.22 of the Exception Schedule have been provided to
------------        ------------------
Investor. The Company is not indebted to any of its shareholders, directors or officers (or any entity owned or controlled by one or more of such parties), except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. The consummation of the transactions contemplated by this Agreement or the Purchase and Sale Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from the Company to any of its shareholders, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

     2.23 TRANSACTIONS WITH MANAGEMENT.  Except as set forth in
Section 2.13 or Section 2.22 of the Exception Schedule, the
------------    ------------        ------------------
Company is not a party to any Contract with any of its shareholders, directors, officers, employees, or agents, or with any former shareholder, director, officer, employee, or agent of the Company.

     2.24 NO OPERATING RESTRICTIONS. No power of attorney or similar authorization given by the Company or any of its subsidiaries is presently in effect or outstanding. No Contract
(i) limits or burdens the freedom of the Company to compete in any line of business or with any person or (ii) limits or burdens the operations of the Company in, or creates rights in favor of other persons with respect to, the ownership of property or conduct of operations within, any area of mutual interest or other geographic area or geological zone.

     2.25 BROKERS AND FINDERS. The Company has incurred no obligation or liability, contingent or otherwise, for brokers', finders' or investment bankers' fees in respect of the matters contemplated by this Agreement, including the Southern
Disposition.

     2.26 INVESTMENT COMPANY; PUBLIC UTILITY HOLDING ACT. The Company is not an "investment company" as defined in the Investment the Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, and the Company is not a "holding company" or and "affiliate" of a holding company or public utility as defined in the Public Utility Holding Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

     2.27 REGISTRATION RIGHTS. Except for the registration rights granted herein, or set forth in Section 2.27 of the Exception
                                ------------        ---------
Schedule, the Company has not agreed to register under the
--------
Securities Act the sale of any of securities issued or guaranteed by it.

     2.28 SCHEDULES; UNTRUE STATEMENTS. All schedules furnished by the Company pursuant to this Agreement are true, complete and accurate in all respects and neither omit or contain items required by this Agreement to be contained therein or omitted therefrom, respectively. This Agreement and all other documents and information furnished by the Company or any of their Affiliates or their respective representatives to Investor and its Affiliates or their respective representatives pursuant hereto or in connection with the transactions contemplated by this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                            ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES
                   RELATING TO THE PROPERTIES

     As additional material inducements for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, the Company hereby makes to Investor the representations and warranties set forth in this Article 3,
                                                 ---------
except as specifically set forth in Exception Schedule in a numbered paragraph that corresponds to the section for which disclosure is made, that as of the date hereof and the Closing Date. Such representations and warranties are in addition to, and not in lieu of, other representations and warranties of the Company contained herein.

     3.1  PROCEEDS OF PRODUCTION.  To the Company's Knowledge,
(a) all proceeds of production of Hydrocarbons from the Properties are currently being paid to the operator of such Properties, for the Company's account, without the furnishing of indemnity (other than customary warranties contained in division orders, transfer orders or production sales contracts); and (b) no material portion of such proceeds are being held in suspense.
Schedule 3.1 describes all Hydrocarbon properties owned by the
------------
Company after giving effect to the closing of the Purchase and Sale Agreement and the Southern Disposition.

     3.2  INVOICES.  Except as set forth in Section 3.2 of the
                                            -----------
Exception Schedule, the Company has paid all joint-interest
------------------
billings and other invoices Attributable to the ownership or operation of the Properties, to the extent that such billings and invoices have been received by the Company and have become due and payable.

     3.3 GAS IMBALANCES. To the Company's Knowledge, there exist no production imbalances affecting the Properties.

     3.4  GAS PREPAYMENTS.  Except as set forth in Section 3.4 of
                                                   -----------
the Exception Schedule, the Company is not obligated, by virtue
    ------------------
of a prepayment, take-or-pay, production payment or other arrangement, to deliver Hydrocarbons produced from the Properties on or after the January 1, 1999, without receiving full price for such production.

     3.5  WELLS.  Schedule 3.5 lists all wells located on the
                  ------------
Properties. To the Company's Knowledge, (a) all of the wells located on the Properties have been drilled and completed within the boundaries of the applicable Leases or within the limits otherwise permitted by contract, pooling or unitization agreement or applicable Law, (b) all drilling, completion, development, operation, plugging and abandonment of the wells located on the Properties have been conducted in material compliance with all applicable Laws and (c) except as set forth in Section 3.5 of the
                                               -----------
Exception Schedule, there are no wells located on the Properties
------------------
that (i) the Company is currently obligated by law or contract to plug and abandon; (ii) the Company will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the well is not currently capable of producing Hydrocarbons in commercial quantities; or (iii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Authority having jurisdiction over the Properties.

     3.6  AFES.  Except as set forth on Section 3.6 of the
                                        -----------
Exception Schedule, there are no outstanding authorizations for
------------------
expenditure (approved or proposed) that (a) require the drilling of wells or other material development operations to earn or to continue to hold all or any portion of the Properties or (b) obligate the Company to make payments of any material amounts in connection with the drilling of wells or other material capital expenditures affecting the Properties.

     3.7  CASUALTY.  To the Company's Knowledge, no Casualty
Event has occurred on or  since January 1, 1999.

     3.8  TITLE.

          (a)  Except as provided in Section 3.8(a) of the
                                     --------------
Exception Schedule, after giving effect to the transactions
------------------
contemplated by the Purchase and Sale Agreement, the Company has Marketable Title to the Properties and shall defend title to the Properties against all claims and demands of all Persons whomsoever claiming title to the Properties, or any part thereof, by, through or under the Company, but not otherwise.

          (b)  Except as provided in Section 3.8(b) of the
                                     --------------
Exception Schedule, after giving effect to the transactions
------------------
contemplated by the Purchase and Sale Agreement, the Company has good and indefeasible title to the Platforms entitling the Company to an undivided ownership interest in each Platform equal to the Company's Working Interest for the Property upon which each Platform is located and the Company shall defend title to the Platforms against all claims and demands of all Persons whomsoever claiming title to the Company's undivided ownership in the Platforms, or any part thereof, by, through or under the Company, but not otherwise.

     3.9 PRICING. To the Company's Knowledge, the prices being received for the production of Hydrocarbons from the Properties do not violate any Contract or Law.

     3.10 EQUIPMENT. To the Company's Knowledge, the Equipment is in good repair, working order and operating condition and is adequate for the operation of the Properties.

     3.11 LEASES. To the Company's Knowledge, (a) the Leases are in full force and effect, by operations approved by the MMS in accordance with applicable Law; (b) the Company has made available to the Investor true and correct copies of the Leases, including any amendments thereto; (c) the Company has duly performed all of the material obligations under the Leases that are now or will prior to the Closing be required to be performed by the Company; (d) the Company has not received any notice of default under the Leases, nor is any such notice pending; and (e) all rentals and royalties (including minimum royalties, shut-in or otherwise) required to be paid to perpetuate the Leases to the Execution Date have been timely and properly paid to the proper Persons and in the proper amounts.

     3.12 GOVERNMENTAL QUALIFICATION. The Company is qualified with the MMS to own interests in federal Hydrocarbon leases on the Outer Continental Shelf, including the Properties.

     3.13 ADVERSE CHANGES IN PRODUCTION RATES OR OIL AND GAS RESERVES. (a) From the date of this Agreement until the day immediately preceding the Closing Date, the average daily production from the Properties (in all cases net to the Company's interest in the Properties) shall not be less than (i) 14,000 Mcf. per day of natural gas, and (ii) 950 barrels per day of oil and other liquid Hydrocarbons. True and complete copies of the report of each of Netherland, Sewell & Associates, Inc. and Ryder Scott Company Petroleum Engineers estimating the Hydrocarbon reserves attributable to the Company's interest in the Properties as of January 1, 1999, have been given to the Investor prior to the date of this Agreement.

          (b) Since January 1, 1999, there has been no material loss of, or decline in, any proved category of Hydrocarbon reserves attributable to the Company's interest in the Properties below that estimated for the Company's interest in the Properties in either of the reserve reports of Netherland, Sewell & Associates, Inc. or Ryder Scott Company Petroleum Engineers as of January 1, 1999, other than declines in reserve volumes as a result of actual production of Hydrocarbons since January 1, 1999 or a reduction in the prices used to calculate reserve volumes.

     3.14 ENVIRONMENTAL LAWS. To the Company's Knowledge, (a) the Company's and each of its subsidiary's assets have been, and are being, operated in material compliance with all applicable Environmental Laws except for minor matters of non-compliance for which potential fines or costs of compliance do not exceed $50,000; and (b) there exists no condition or circumstance whereby the Company or the Company's successor would be obligated to expend any sum of money in excess of $50,000 in connection with any remedial action relating to any environmental condition which, if not performed, would result in a violation of applicable Environmental Laws.

     3.15 RESERVE INFORMATION. The information supplied by the Company to the independent petroleum engineering consultants for the Company for purposes of preparing the reserve reports and estimates of such consultants included in the SEC Reports ("RESERVE REPORTS"), including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production (including all financial hedging arrangements), was true and correct in all material respects on the date supplied and was prepared in accordance with customary industry practices. Netherland, Sewell & Associates, Inc. and Ryder Scott Company Petroleum Engineers, who prepared estimates of the amount and value of proved reserves of the Company as set forth in the SEC Reports, are independent with respect to the Company. The information with respect to the estimated quantities of the Company's proved reserves and the present value of such reserves included in the SEC Reports was prepared in accordance with the rules and guidelines set forth in the rules and regulations of the SEC for inclusion of reserve information in financial statements filed with the SEC.

                            ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF INVESTOR

     As material inducements for the execution, delivery and performance of this Agreement by the Company, Investor hereby represents and warrants to the Company that as of the date hereof and the Closing Date:

     4.1 ORGANIZATION. Investor is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, and has all the necessary powers to own its business as now owned and operated by it.

     4.2 AUTHORITY. Investor has the absolute and unrestricted right, and all requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Director's of Investor, validly executed and delivered by Investor This Agreement, and the documents and instruments required hereunder constitutes the valid and binding obligations of Investor enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law.

     4.3 NO VIOLATIONS. Neither the execution and delivery of this agreement by Investor nor the consummation of the transactions contemplated hereby will (i) violate any order, writ, injunction or decree, to which the Investor is subject or by which Investor or any of its assets, business or operations may be bound or affected, or (ii) require the consent, approval, authorization or order of any person or Governmental Authority or court under any agreement, arrangement, commitment, order, writ, injunction or decree not heretofore obtained.

     4.4 BROKERS. Investor has incurred no obligation or liability, contingent or otherwise, for brokers', finders' or investment bankers' fees in respect of the matters provided for in this Agreement that will be the responsibility of the Company; and any such obligation or liability that might exist shall be the sole obligation of Investor.

     4.5 BANKRUPTCY. There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by or, to Investor's knowledge, threatened against Investor.

     4.6 INVESTMENT EXPERIENCE. Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. Investor is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Investor has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

     4.7 INVESTMENT INTENT. Investor has not been formed for the purpose of acquiring the Shares. Investor is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Investor's investment intent as expressed herein. Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state Securities Act, and the rules and regulations promulgated thereunder.

     4.8 REGISTRATION OR EXEMPTION REQUIREMENTS. Investor further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Investor understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.9 SEC REPORTS OF INVESTOR'S PARENT. Investor has made available to the Company true and complete copies of its parent corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999. The financial statements included in such SEC reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Investor's parent and its parent's consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The certified public accountants who have certified certain financial statements included in such SEC filings of Investor's parent are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

                            ARTICLE 5

                   OBLIGATIONS PENDING CLOSING

     The Company covenants and agrees that during the Interim
Period it will in good faith observe and perform the obligations set forth in this Article 5.
                  ---------

     5.1 INSPECTION OF THE COMPANY. Investor and its officers, attorneys, accountants and authorized representatives shall continue to have the right, during normal business hours, to inspect the Company's assets, properties, books and records, and to consult with the Company's officers, directors, employees, suppliers, customers, creditors, agents, attorneys and accountants concerning the Company's assets, properties, ownership and operation, as long as such access is not unreasonably disruptive to the Company's operations. Such inspections may reasonably include, for example, environmental and other physical inspections of the Company's properties, review of the Company's books, records of account, tax records, and stock books and records, and a review of records of corporate proceedings, contracts, trademarks, interment records and other business activities and matters in which Investor may have an interest in light of the transactions contemplated by this Agreement. Investor agrees to maintain all information it learns from such inspections in confidence and will not disclose such information except to its officers, directors, employees, attorneys, accountants, creditors, prospective lenders and their attorneys, and other authorized representatives unless such information is or becomes public knowledge through no fault of Investor.

     5.2 RETURN OF DATA. Investor agrees that if this Agreement is terminated for any reason whatsoever, Investor shall, at the Company's request, promptly return to the Company all information and data furnished by or on behalf of the Company to Investor or Investor's Affiliates in connection with this Agreement or Investor's investigation of the Company, and Investor shall deliver to the Company or destroy all copies, extracts or excerpts of such information and data and all documents generated by Investor that contain any portion of such information or data.

     5.3 ACQUISITION PROPOSALS. Except for the Purchase and Sale Agreement, the Company shall not directly or indirectly (i) solicit, initiate or encourage any inquiries or Acquisition Proposals from any Person or (ii) participate in any discussions or negotiations regarding, furnish to any Person other than Investor or its representatives any information with respect to, or otherwise assist, facilitate or encourage any Acquisition Proposal by any other Person. "ACQUISITION PROPOSAL" means any proposal for a merger, consolidation or other business combination involving the Company or for the Transfer of any interest in, or a material portion of, the assets or securities of the Company. The Company shall promptly communicate to Investor the terms of any such written Acquisition Proposals which any the Company or the Company may receive or any written inquiries made to any of them or any of their respective directors, officers, representatives or agents.

     5.4 OPERATION IN THE ORDINARY COURSE OF BUSINESS. The Company shall continue to operate in the usual and ordinary course, and shall not take or fail to take any action which would cause or permit any representation, warranty or covenant of the Company contained in this Agreement to be untrue, inaccurate or incomplete as of the Closing Date. Without limiting the generality of the immediately preceding sentence, the Company shall maintain the goodwill the Company and its business now enjoy, preserve intact the Company's present organization and the manner in which it heretofore has conducted business, and preserve the Company's relationships with others having business dealings with the Company. The Company shall also maintain insurance on all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that carried by it on December 31, 1998. The Company shall, however, be excused from its obligations under this Section 5.4
                                                    -----------
if, and to the extent that, other provisions of this Agreement specifically require the Company to conduct its affairs in a manner contrary to this Section 5.4.
                        -----------

     5.5 BREACHES OF REPRESENTATIONS AND WARRANTIES. The Company shall notify Investor of the discovery by the Company that any representation or warranty of the Company contained in this Agreement is or becomes untrue or will be untrue on the Closing Date. Such disclosure shall be made in writing and within the earlier of 48 hours after discovery or the Closing.

     5.6 MATERIAL ADVERSE EFFECT. The Company shall promptly notify Investor in writing of, and describe in reasonable detail, the occurrence of any event, or the existence of any condition or circumstance, that may have a Material Adverse Effect.

     5.7  PROXY MATERIALS.

          (a) The Company covenants and agrees that promptly after execution of this Agreement, the Company will prepare and file with the SEC a notice of shareholders meeting and proxy statement in form and substance satisfactory to Investor (the "NOTICE AND PROXY STATEMENT") for a meeting of the shareholders of the Company at which the following shall be submitted to the shareholders of the Company for approval (the "SHAREHOLDERS MEETING"):

               (1)  the Agreement;
               (2)  the Purchase and Sale Agreement;
               (3)  a 10-for-1 reverse stock split in the Common
                    Stock;
               (4)  election of new directors designated by
                    Investor; and
               (5)  each of the transactions contemplated hereby
                    (collectively, the "PROXY ITEMS").

          (b) The Company further covenants and agrees that it will use Commercially Reasonable Efforts to promptly answer any questions and comply with any comments to the Notice and Proxy Statement which are rendered by the staff of the SEC (and are not subsequently withdrawn or abandoned), and shall otherwise use its Commercially Reasonable Efforts to cause the Notice and Proxy Statement to be cleared by the staff of the SEC for mailing to the Company shareholders at the earliest possible date.

          (c) The Company further represents and warrants to the Investor that the Notice and Proxy Statement: (i) will be prepared and circulated by the Company at least 21 days prior to the Shareholders Meeting; (ii) will be prepared and circulated pursuant to and in compliance with Section 14(a) of the Exchange Act, Regulation 14A of the SEC, all Nasdaq Requirements and all other applicable Laws; (iii) will contain all notices and disclosures to shareholders required by the Delaware General Corporation Law with respect to the Proxy Items and the transactions contemplated thereby; and (iv) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

          (d) The Company covenants and agrees that: (i) all Common Stock and Preferred Stock owned of record or beneficially by Management will be voted in favor of the approval of all Proxy Items and all transactions contemplated by the Proxy Items at the Shareholders Meeting or any adjournment thereof; (ii) the Board of Directors of the Company shall recommend in the Notice and Proxy Statement that all shareholders of the Company vote for approval of the Proxy Items and all transactions contemplated thereby, and such recommendation will not be revoked or modified.

          (e) The Company covenants and agrees that the approval by a majority of the voting power represented by the outstanding shares of the Common Stock and the Preferred Stock are the only votes of the holders of any class or series of the Company capital stock necessary to approve the Proxy Items. The Preferred Stock have no rights to vote as a class on any of the Proxy Items.

     5.8 NEGATIVE COVENANTS. Except as expressly permitted by this Agreement, from the date hereof until the Closing Date, without first obtaining the express written consent of Investor, the Company will not:

          (a)  PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS.
Enter into any contracts of employment;

          (b) PROHIBITION OF CERTAIN LOANS. Borrow for any purpose or issue debt securities, except as is otherwise agreed to in writing by Investor;

          (c)  PROHIBITION OF CERTAIN COMMITMENTS.  Make any
expenditure or incur any liability (whether or not in the
ordinary course of business) of more than $500 except (i)
pursuant to Section 5.12 (AFEs Prior to Closing) with respect to
            ------------
certain AFE's, or (ii) as is otherwise agreed to in writing
Investor;

          (d) DISPOSAL OF ASSETS. Sell, dispose of, or encumber, any property or assets, except (i) sales of oil and gas production in the usual and ordinary course of business; (ii) as disclosed in Schedules to this Agreement; or (iii) as may be approved in writing by Investor;

          (e) NO AMENDMENT TO CERTIFICATE OF INCORPORATION. Amend its Certificate of Incorporation or Bylaws or merge or consolidate with or into any other corporation or change in any manner the rights of its Common Stock or Preferred Stock or the character of its business;

          (f) NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES. Issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its equity securities, except upon exercise of employee stock options or warrants that were outstanding as of the date hereof and except for the issuance of Common Stock to pay accrued regular dividends on Preferred Stock;

          (g) RECLASSIFICATIONS. Subdivide or in any way reclassify any shares of its equity securities, or acquire, or agree or acquire, any shares of its equity securities;

          (h) PROHIBITION ON DIVIDENDS. Declare or pay any dividend on shares of its equity securities (other than as required by Preferred Stock) or make any other distribution of assets to the holders thereof;

          (i) SEVERANCE ARRANGEMENTS. Increase the compensation payable to, or grant any severance arrangements to any officer, director, employee, consultant except as disclosed in Section
                                                      -------
2.23 of the Exception Schedule;
----        ------------------

          (j) BONUS PAYMENTS. Pay any bonuses to any officer, director, employee, consultant or agent; and

          (k) OTHER CHANGES. Take or fail to take any action that would cause its representations and warranties in Article 2
                                                       ---------
or Article 3 hereof (including Section 2.10) to become untrue at
   ---------                   ------------
or prior to Closing.

     5.9  OVERHEAD REDUCTION MEASURES DURING INTERIM PERIOD.
Within five Business Days after the date of this Agreement, the Company shall implement and not rescind the following measures to reduce its expenses:

          (a) The Company shall enter into agreements with certain of its employees including William Gray, Jon Garrett, Jack Bryant, Daniel Hall, and Susan Frisard pursuant to which such the Company and each such employee agree to (1) terminate the employment of such person, (2) terminate any employment or indemnity agreements with such employee, and (3) release each one another from any further liabilities or obligation. The terms and conditions of each such termination arrangement shall be in form and substance reasonably satisfactory to Investor.

          (b) The Company shall close its office in Metairie, Louisiana and shall terminate its office lease there except with approximately 1,500 square feet currently leased by the Company on the 11th Floor of the building in which its Metairie office located, all on terms reasonably satisfactory to the Investor.

     5.10 WAIVERS OF AFFILIATE CLAIMS. The Company shall obtain and deliver to Investor at Closing copies of written waivers in form and substance satisfactory to Investor from each of the Company's Affiliates (including officers, directors, employees and consultants whose employment or consulting arrangement is terminated during the Interim Period) pursuant to which such persons waive and relinquish any and all rights and causes of action, including without limitation indemnification or contribution rights and claims, whether then known or unknown, that such person may have or that may arise after the Closing Date, against any of the Company's Affiliates which in any way arise out of or in connection with events or circumstances existing on or prior to the Closing Date, including, but not limited to those agreements set forth in Section 2.23 of the
                                         ------------
Exception Schedule.
------------------

     5.11 CANCELLATION OR EXERCISE OF OPTIONS. The Company covenants and agrees that it will, not later than forty-five (45) days prior to Closing, send written notice to each holder of options granted pursuant to its 1994 Compensatory Stock Option Plan that (i) the Company has entered into an agreement to sell substantially all of its assets as part of a reorganization, (ii) the holder has forty-five (45) days to exercise such holder's options granted pursuant to that plan, and (iii) any unexercised options will be canceled prior to the Closing, all in accordance with the applicable terms of the grant agreements pursuant to which such options were granted.

     5.12 AFE'S PRIOR CLOSING. The Company shall notify Investor of any authority for expenditures ("AFE") received by the Company, and the Company shall attempt to farmout the operations to which the AFE relates on the best terms obtainable, failing which the Company shall not consent to the AFE unless: (i) it receives written consent from Investor to approve the AFE, or the Company's commercial bank advances the necessary cost of the AFE to the Company on terms approved by Investor.

     5.13 VOTING AND SUPPORT AGREEMENT. Within seven (7) days after the date of this Agreement, the Company shall cause each of the stockholders named below to execute and deliver to the Investor a Voting and Support Agreement in substantially the form attached hereto as Exhibit 5.13: Rick G. Avare; Douglas
                   ------------
Hawthorne; Leonard Nave; Ralph Currie; D. Poole; H. Settle; L. Aldridge; DnB; and TECO. The Company represents and warrants that such stockholders own and have the right to vote Common Stock or Preferred Stock, or both, which in the aggregate represents at least 52% of the voting power of all classes of the Company's voting securities.

     5.14 CONSULTING AGREEMENT. Contemporaneously with the execution and delivery of this Agreement, the Company and the other parties thereto shall enter into the Consulting Agreement in substantially the form attached hereto as Exhibit 5.14 and the
                                             ------------
Company shall perform its obligations under the Consulting Agreement in accordance with its terms.

     5.15 MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT. On or before the Closing Date, the Company and the other parties thereto shall enter into the Management and Administrative Services Agreement in substantially the form attached hereto as
Exhibit 5.15 and the Company shall perform its obligations under
------------
the Management and Administrative Services Agreement in accordance with its terms.

     5.16 BOARD OF DIRECTORS APPOINTMENTS. Upon execution and delivery of this Agreement, by the Company and Investor, the Company shall cause the following to occur in a manner satisfactory to Investor in form and substance: (a) the number of directors constituting the Board of Directors of the Company shall be increased to nine members; and (b) two nominees selected by Investor shall be appointed to the Company's Board of Directors to serve until the next meeting of the Company's stockholders at which directors are elected.

                            ARTICLE 6

                      CONDITIONS TO CLOSING

     6.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTOR.

          (a) The obligations of Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Investor in the manner contemplated by Section 7.3 at
                                                  -----------
or before the Closing:

               (1) REPRESENTATIONS AND WARRANTIES OF THE COMPANY TRUE AT CLOSING. The representations and warranties of the Company herein contained shall be true as of and at the Closing with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement;

               (2)  COVENANTS AND AGREEMENTS TO HAVE BEEN
     PERFORMED. The Company shall have performed and complied with all covenants and other agreements required by this Agreement to be performed or complied with by the Company before the Closing Date;

               (3) CLOSING CERTIFICATE. The Company shall have delivered to Investor a truthful certificate at the Closing dated as of the Closing Date and executed by the Company's chief executive officer, chief financial officer and chief legal officer confirming the matters in Section 6.1(a)(1)
                                             -----------------
     and (2);
     -------

               (4) ISSUANCE OF STOCK. The Company shall have tendered for delivery to Investor certificates representing the Shares, free and clear of any Encumbrance;

               (5)  PURCHASE PRICE ADJUSTMENTS.  The total
     reduction in the Purchase Price pursuant to Section
                                                 -------
     1.4(b)(3) shall not exceed $50,000;
     ---------

               (6) CLOSING DATE LIABILITIES. All liabilities of the Company other than Permitted Liabilities shall have been paid or otherwise discharged, or the Company shall have sufficient cash resources on the Closing Date (after giving effect to the consummation of the transactions contemplated by this Agreement and the Purchase Agreement) to pay any remaining liabilities in full in accordance with their respective terms;

               (7) PROCEEDINGS. No Proceeding by any private person or entity or a Governmental Authority shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated hereby or to seek damages therefrom;

               (8) CASUALTY EVENT. No Casualty Event shall have occurred during the Interim Period that materially and adversely affects the value of (a) a Property that is producing Hydrocarbons at the time such Casualty Event occurs, (b) any other material Property or (c) a Platform;

               (9) PURCHASE AND SALE AGREEMENT. All conditions precedent have been satisfied without waiver and the transactions contemplated in the Purchase and Sale Agreement shall close simultaneously with the Closing;

               (10) SOUTHERN ASSUMPTION AND RELEASE. The transactions contemplated by the Southern Assumption and Release shall have been completed in such a manner that is in form and substance satisfactory to Investor;

               (11) SOUTHERN DISPOSITION. The transactions contemplated by the Southern Disposition shall have been completed in a manner that is in form and substance satisfactory to Investor;

               (12) TECO SETTLEMENT.  The transactions
     contemplated by the TECO Settlement shall have been completed in such manner that is in form and substance satisfactory to Investor;

               (13) DNB NOTE PAYDOWN. The DnB Note Paydown shall occur simultaneously with the Closing;

               (14) RESIDUAL NOTE. The DnB Note shall have been purchased by Investor at or before the Closing on terms and conditions satisfactory to Investor;

               (15) NOTE MODIFICATION AGREEMENT.  The Note
     Modification Agreement shall have been executed and delivered by the Company and all other parties thereto;

               (16) VOTING AND SUPPORT AGREEMENT. Each party that has delivered a Voting and Support Agreement to Investor shall have performed his obligations thereunder in accordance with its terms;

               (17) NEW DIRECTOR INDEMNITY AGREEMENTS.  The
     Company shall have entered into an Indemnity Agreement with each new director elected at the Shareholders Meeting, such agreements to be in substantially the form of the Indemnity Agreements to which previously elected directors of the Company are parties and otherwise in form and substance satisfactory to Investor;

               (18) OPTION AND WARRANT TERMINATION. All of the stock options outstanding under the Company's 1994 Compensatory Stock Option Plan and each other option or warrant to purchase any of the Company's securities held by any member of Management shall have been canceled or terminated in form and substance satisfactory to Investor prior to the Closing;

               (19) VENTURE ARRANGEMENTS. The Company shall have either terminated or reduced its interest in each of its Joint Ventures, as instructed by Investor, all in form and substance satisfactory to Investor;

               (20) SPLIT-DOLLAR PLAN TERMINATION. The Split-Dollar Agreement dated June 30, 1998 by and among the Company, Rick G. Avare, and Diane L. Avare, Trustee of the Rick G. Avare Irrevocable Life Insurance Trust dated April 6, 1995 shall have been terminated or assigned to Rick G. Avare, all in form and substance satisfactory to Investor;

               (21) INCENTIVE BONUS PLAN.  The Company's
     Incentive Bonus Plan dated November 12, 1996 shall have been terminated;

               (22) SUBSIDIARIES. Any subsidiaries of the Company after giving effect to the Southern Disposition, shall have been dissolved or sold in form and substance satisfactory to Investor;

               (23) SHAREHOLDER APPROVAL. The Company shall have received Shareholder Approval for the transactions contemplated by each of the Proxy Items, including the election of Investor's nominees to the Company's Board of Directors, effective as of the Closing;

               (24) DIRECTOR RESIGNATIONS. The Company shall have received and accepted the resignation of each the following individuals as directors of the Company, in each case effective as of the Closing:

                    (A)  Douglas Hawthorne
                    (B)  Leonard Nave
                    (C)  David Fox
                    (D)  Joe Shields
                    (E)  Len Aldridge
                    (F)  Robert McIntyre;

               (25) EMPLOYMENT AGREEMENTS. The Company's employment of, and employment agreements with, each of the following individuals shall have been terminated, such termination to be in form and substance satisfactory to
     Investor:

                    (A)  Rick G. Avare
                    (B)  William Gray
                    (C)  Ralph Currie
                    (D)  David Stetson
                    (E)  Jon Garrett
                    (F)  Jack Bryant
                    (G)  Daniel Hall
                    (H)  Karen Underwood;

               (26) AT-WILL EMPLOYEES. Each of the following at-will employees of the Company shall have been terminated from their respective positions with the Company:

                    (A)  Susan Frisard
                    (B)  Tammy Farris
                    (C)  Diana Highley
                    (D)  Debbie Mullins;

               (27) PREFERRED STOCK. All shares of the Preferred Stock reflected in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as being owned by Rick
     G. Avare or Douglas L. Hawthorne shall have been converted on a one-for-one basis to shares of Common Stock, such conversion to be in form and substance satisfactory to Investor;

               (28) OPINIONS OF COUNSEL. Investor shall have received a favorable opinion, dated as of the Closing Date, from (i) David J. Stetson, general counsel of the Company,
     (ii) Phillip E. Allen, counsel to the Company, as to certain securities laws matters, and (iii) from Schully, Roberts, Slattery & Jaubert with respect to any preferential rights to purchase and title matters, each in form and substance satisfactory to Investor;

               (29) CERTIFICATES OF PUBLIC OFFICIALS.  The
     Company shall have delivered to Investor certificates of existence and good standing with respect to the Company issued by the Secretary of State of their respective states of incorporation or other appropriate Governmental Authority;

               (30) RESOLUTIONS. The Company shall have delivered to Investor copies of resolutions, certified as of the Closing Date by the President and Chief Executive Officer and Secretary of the Company, duly adopted by the Company's Board of Directors approving this Agreement and the transactions contemplated hereby, and approving and authorizing the Company's execution and delivery of, and performance of its obligations under this Agreement and Purchase and Sale Agreement;

               (31) SATISFACTION OF ENCUMBRANCES. With respect to any Encumbrances against any of the Company's assets or Properties (whether or not reflected on the Exception Schedule), (i) the indebtedness or liabilities underlying such Encumbrances (other than the Residual Note) shall have been paid or otherwise satisfied in full and, (ii) the Encumbrances (other than those securing the Residual Note) shall have been released of record or Investor shall have received originally executed releases thereof in recordable form satisfactory to Investor, all in form and substance satisfactory to Investor;

               (32) MCCLINDON EMPLOYMENT AGREEMENT. Effective as of the Closing Date, that certain employment contract between the Company and Christopher McClindon shall be amended to reduce the term of the agreement to one year from the Closing Date, all in form and substance satisfactory to Investor;

               (33) DISMISSAL FROM WRIGHT LITIGATION. The litigation filed in the United States Bankruptcy Court in Lexington, Kentucky, case No. 98-05023, styled CASTIL WILLIAMS V. ALPHA GAS DEVELOPMENT INC., ALPHA GAS DEVELOPMENT OF TEXAS, INC., AMERICAN RESOURCES OF DELAWARE, INC., et al. alleging, among other things, that the transfer of assets of Southern Gas Company Inc. to Southern Gas Co. of Delaware, Inc., was fraudulent, shall have been either settled or dismissed, all in form and substance satisfactory to Investor; and

               (34) SETTLEMENT OF CHEVRON CONTRACT LIABILITIES. All liabilities of the Company shall have been paid in full or otherwise discharged, all in form and substance satisfactory to Investor, that arise out of or in connection with that certain Contract entitled "Well Drilling and Completion Services Contract South Timbalier 21 Field Offshore, Louisiana" by and between the Company and Chevron U.S.A. Inc. and the Company's performance of such contract, including liabilities or alleged liabilities to Sundowner Offshore Services, Inc.

          (b)  OTHER.  The items set forth in Section 6.1(a) and
                                              --------------
all other items required to be delivered hereunder, or as may be reasonably requested by Investor to facilitate the Closing, shall be in form and substance satisfactory to Investor.

     6.2  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

          (a) The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, or to the waiver thereof by the Company in the manner contemplated by Section 7.3 at or before the Closing:

               (1) REPRESENTATIONS AND WARRANTIES OF INVESTOR TRUE AT CLOSING. The representations and warranties of the Investor herein contained shall be true as of and at the Closing with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement;

               (2)  COVENANTS AND AGREEMENTS TO HAVE BEEN
     PERFORMED. The Investor shall have performed and complied with all covenants and other agreements required by this Agreement to be performed or complied with by the Investor before the Closing Date;

               (3) CLOSING CERTIFICATE. The Investor shall have delivered to Investor a truthful certificate at the Closing dated as of the Closing Date and executed by the Company's duly authorized officer of Investor confirming the matters in Section 6.1(b)(1) and (2);
        -------------------------

               (4) PERFORMANCE. Investor shall have performed in all material respects the obligations, covenants and agreements required hereunder to be performed by it at or prior to the Closing;

               (5) SIMULTANEOUS CLOSING OF PURCHASE AND SALE AGREEMENT. All conditions precedent have been satisfied and the transactions contemplated in the Purchase and Sale Agreement shall close simultaneously with the transactions contemplated by this Agreement;

               (6)  NOTE MODIFICATION AGREEMENT.  The Note
     Modification Agreement shall have been executed and delivered by the Investor;

               (7) SHAREHOLDER APPROVAL. The Company shall have received Shareholder Approval for the transactions contemplated by this Agreement and;

               (8) RESOLUTIONS. Investor shall have delivered to the Company copies of resolutions, certified as of the Closing Date by the President and Secretary of Investor, duly adopted by Investor's Board of Directors approving this Agreement and consummation of the transactions contemplated hereby, and approving and authorizing Investor's execution and delivery of, and performance of its obligations under this Agreement;

               (9) OPINION OF INVESTOR'S COUNSEL. The Company shall have received a favorable opinion, dated the Closing Date, from Porter & Hedges, L.L.P., counsel to Investor, with respect to the matters set forth in Section 4.1,
                                              -----------
     Section 4.2, and Section 4.3;
     -----------      -----------

               (10) PROCEEDINGS. No Proceeding by any private person or entity or a Governmental Authority shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated hereby or to seek damages therefrom;

               (11) VENTURE ARRANGEMENTS. If Investor shall require the Company to either terminate or reduce its interest in each of its Joint Ventures, such action shall be taken in form and substance satisfactory to the Company;

               (12) PURCHASE PRICE ADJUSTMENTS.  The total
     reduction in the Purchase Price pursuant to Section
                                                 -------
     1.4(b)(3) shall not exceed $50,000, excluding (i) any
     ---------
     reductions waived by Investor and (ii) any reductions for liabilities of the Company the incurrence or existence of which a constitute breach of this Agreement by the Company; and

               (13) TENDER OF PURCHASE PRICE.  On the Closing
     Date, Investor shall have tendered to the Company the
     Purchase Price for the Shares payable at Closing as provided in Section 1.4.
        -----------

          (b)  OTHER.  The items in Section 6.2(a) and all other
                                    --------------
items required to be delivered hereunder by the Investor or as may be reasonably requested by the Company to facilitate the Closing, shall be in form and substance satisfactory to the Company.

     6.3 COMMERCIALLY REASONABLE EFFORTS. Each of Company and the Investor shall use Commercially Reasonable Efforts to cause the occurrence of the events contained in Section 6.1 and Section
                                          -----------     -------
6.2, respectively, to be satisfied at or before the Closing, to
---
the extent that the occurrence of such events is within the control of any such Party.

                            ARTICLE 7

                     TERMINATION AND WAIVER

     7.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time (whether before or after the Shareholder Approval) prior to the Closing Date:

          (a) BY MUTUAL CONSENT. By mutual consent of Investor and the Company.

          (b)  BY INVESTOR BECAUSE OF FAILURE TO PERFORM
AGREEMENTS OR CONDITIONS PRECEDENT.  By Investor, if the Company
has failed to perform any material agreement set forth herein, or if any condition set forth in Section 6.1 hereof has not been met
                              -----------
and has not been waived;

          (c) BY THE COMPANY BECAUSE OF FAILURE TO PERFORM AGREEMENTS OR CONDITIONS PRECEDENT. By the Company, if Investor has failed to perform any material agreement set forth herein, or if any condition set forth in Section 6.2 hereof has not been met
                              -----------
and has not been waived;

          (d)  BY THE COMPANY OR INVESTOR BECAUSE OF LEGAL
PROCEEDINGS. By either Investor, or the Company if any Proceeding shall be pending or threatened by a Governmental
Authority or before any court or Governmental Authority, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby; and

          (e) BY INVESTOR OR THE COMPANY. By either Investor or the Company if the terminating party is not in material breach of any of its obligations hereunder and if the transactions contemplated by this Agreement have not been consummated on or before November 15, 1999.

     7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Sections 7.1(a), (d), or (e) hereof, this
                       ----------------------------
Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its shareholders or controlling persons or directors or officers), except as provided in Section 7.4. Upon termination of this Agreement pursuant to
   -----------
Section 7.1(b) or (c), the parties hereto shall be entitled to
---------------------
exercise any rights and remedies at law or in equity to which they may be entitled.

     7.3 WAIVER. Subject to the requirements of any applicable Law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any provision of this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other provision.

     7.4  EXPENSE ON TERMINATION.  If the transactions
contemplated hereby are abandoned pursuant to and in accordance with the provisions of Section 7.1(a), (d) or (e) hereof, all
                       --------------------------
expenses will be paid by the party incurring them.

                            ARTICLE 8

                         OTHER COVENANTS

     8.1 ANTIDILUTION PROTECTION. The Shares purchased hereunder and shall be subject to the following adjustments:

          (a) The number of shares of Common Stock held by Investor shall be adjusted upon issuance of any shares of Common Stock issued on or after the Closing Date pursuant to any options, warrants, convertible securities, subscription rights, or antidilution rights outstanding as of the Closing Date. The additional number of shares to be issued to Investor under this provision (the "ANTIDILUTION SHARES") shall be determined as follows:

                  X
               -------    =      .75
                X + Y

               X =  number of Antidilution Shares.

               Y = number of shares issued by the Company on or after the Closing Date pursuant to any options, warrants, convertible securities, subscription rights, or antidilution rights outstanding as of the Closing Date.

     8.2  REGISTRATION RIGHTS.  The Company covenants and agrees that with respect to the Shares (including any shares issued pursuant to Section 8.1 or Section 8.4) that:
            -----------    -----------

          (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with Investor that within thirty (30) days after receipt of a written request from Investor, the Company shall file a registration statement (and thereafter use its best efforts to cause such registration statement to become effective under Securities Act) with respect to the offering and sale or other disposition of the Shares (all such securities, together with the Piggy Back Securities, when the context requires, the "REGISTRABLE SECURITIES"). The Company shall continuously maintain the effectiveness of such registration statement for the lesser of (i) 180 days after the effective date of the registration statement or (ii) the consummation of the distribution by the holders of the Registrable Securities covered by such registration statement (the "TERMINATION DATE"); provided, however, that if at the Termination Date, the securities offered are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to the Registrable Securities for so long as such registration statement (or any subsequent registration statement) remains or is required to remain in effect for any of such other securities. Except with respect to requests to register on Form S-3 (or any successor or similar short-form registration statement ("SHORT-FORM REGISTRATION")), the Company shall not be required to comply with more than three requests for registration pursuant to this
Section 8.2.  The Company shall be required to comply with an
-----------
unlimited number of Short-form Registrations. All expenses of such registration shall be borne by the Company, including Investor's attorney's fees, if any. Investor hereby acknowledges that it has been advised by the Company that the Company is not currently eligible to use Form S-3 for resales of Registrable Securities.

          (b) PIGGY-BACK REGISTRATION RIGHTS. The Company covenants and agrees with Investor that, in the event the Company proposes to file a registration statement under the Act with respect to the firm commitment offering of Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities so requested to be included), the Company shall in each case give written notice of such proposed filing to the Investor at least 30 days before the earlier of the anticipated or the actual effective date of the registration statement and at least ten days before the initial filing of such registration statement and such notice shall offer to Investor the opportunity to include in such registration statement the Shares (the "PIGGY-BACK SECURITIES"). If Investor desires inclusion of Piggy-back Securities in such registration statement, it shall so inform the Company by written notice, given within 10 days of the giving of such notice by the Company in accordance with the provisions herein. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the holders of Piggy-back Securities requested to be included in the registration to include such securities in the proposed offering on the same terms and conditions as applicable to securities of the Company, if any, included therein for the account of any Person other than the Company and Investor. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that, in its opinion, the distribution of securities by holders thereof, including all or a portion of the Piggy-back Securities, requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then Investor shall delay their offering and sale of Piggy-back Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that if any other securities are included in such registration statement for the account of any Person other than the Company and Investor, then such securities so included shall be apportioned among holders who wish to be included therein pro rata according to amounts so requested to be included by each such Person. No such delay shall in any event impair any right granted hereunder to make subsequent requests for inclusion pursuant to the terms of this Section 8.2(b). The Company shall
                              --------------
continuously maintain in effect any registration statement with respect to which the Piggy-back Securities have been requested to be included (and so included) for a period of not less than (i) 180 days after the effectiveness of such registration statement or (ii) the consummation of the distribution by the Investor ("PIGGY-BACK TERMINATION DATE"); provided, however, that if at the Piggy-back Termination Date, the Piggy-back Securities are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, then the Company shall maintain in effect the registration statement as it relates to the Piggy-back Securities for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of such registration shall be borne by the Company, other than underwriters and brokers fees and commissions.

          (c)  OTHER MATTERS.  In connection with the
registration of Registrable Securities in accordance with Paragraph (a) or (b) above, the Company agrees to:

               (i) use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which Investor shall designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, and use its best efforts to do any and all other acts and things which may be necessary or advisable to enable Investor to consummate the Transfer of such securities in any jurisdiction;

               (ii) enter into indemnity and contribution agreements, each in customary form, with each underwriter, if any, and Investor included in such registration statement; and, if requested, enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses, and customary closing conditions including opinions of counsel, accountants' cold comfort letters and petroleum engineers' reports, with any underwriter who participates in the offering of Registrable Securities;

               (iii)  not issue or create any Registrable
          Securities with registration rights superior to or in parity with the Registrable Securities granted hereunder;

               (iv) pay all expenses in connection with the registration of the Shares under the Securities Act and compliance with the provisions of clause (i) above; and

          In connection with the registration of Registrable Securities in accordance with Paragraph (b) above, the Investor agrees to enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses, and customary closing conditions, with any underwriter who participates in the offering of Registrable Securities.

          (d) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees (i) not to effect any public sale or distribution of any securities similar to the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities)during the 15-day period prior to, and during the 90-day period beginning on the effective date of any registration statement under which the Registrable Securities are registered in accordance with Section 8(a) (other than as part of such
                   ------------
registration).

          (e) RULE 144. With a view to making available to the Investor the benefits of certain rules of the SEC that may permit the sale of Registrable Securities to the public without registration, the Company hereby covenants and agrees to use its best efforts to: (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder necessary to permit sales under Rule 144 under the Securities Act, and the Company will take such further action to the extent required from time to time to enable Investor to sell Registrable Securities (whether or not any such securities have been the subject of a demand or piggy-back request under
Section 8 hereof) without registration under the Securities Act
---------
within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC and (ii) promptly furnish Investor a copy of all such reports and documents. Upon the request of Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

     8.3 FILING EXPENSES. The Company agrees to pay all expenses of, or relating to, any reports required to be filed by Investor with the SEC pursuant to Section 13(d) or Section 16(a) of the Exchange Act and regulations thereunder with respect this Agreement and its ownership of the Company's Common Stock.

                            ARTICLE 9

                         INDEMNIFICATION

     9.1 INDEMNIFICATION OF INVESTOR. In addition to any other remedies available to Investor under this Agreement, at law or in equity, the Company shall indemnify, defend and hold harmless Investor and its Affiliates against and in respect of any and all Claims that such indemnified persons shall incur or suffer, which arise, result from or relate to (a) any breach of, or failure by the Company to perform, any of its representations, warranties, covenants or agreements in or under this Agreement, and (b) any act or omission occurring, or event or circumstance existing, in whole or in part, before the Closing Date which relates to the Company (including, without limitation, its business and properties).

     9.2 Indemnification of the Company. In addition to any other remedies available to the Company under this Agreement, at law or in equity, Investor shall indemnify, defend and hold harmless the Company against and in respect of any and all Claims that the Company shall incur or suffer, which arise, result from or relate to any breach of, or failure by Investor to perform, any of its representations, warranties, covenants or agreements in or under this Agreement.

     9.3 INDEMNIFICATION PROCEDURE. Promptly upon the discovery of facts giving rise to a claim for indemnity under this Article
                                                         -------
9 or the receipt of notice of any Claim, judicial or otherwise,
-
with respect to any matter as to which indemnification may be claimed under this Article 9 the indemnified party shall give
                   ---------
written notice thereof to the indemnifying party together with such information respecting such matter as the indemnified party shall then have; provided, however, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not materially prejudiced thereby. If indemnification is sought with respect to a third-party (i.e., one who is not a party to this Agreement) Claim asserted or brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably acceptable to such indemnified party. After an indemnifying party notifies an indemnified party of the former's election to so assume the defense of such a third-party Claim, the indemnifying party, shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the indemnifying party has failed to assume and diligently prosecute the defense of such third-party Claim and to employ counsel reasonably acceptable to such indemnified person. An indemnifying party who elects not to assume the defense of a third-party Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably acceptable to the indemnified party of if counsel fails to diligently prosecute, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

     9.4  INDEMNITY SHARES.

          (a) If Investor incurs any Claims resulting from the breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, Investor shall be entitled to additional shares of Common Stock in satisfaction of such Claims (the "INDEMNITY SHARES").

          (b) The Indemnity Shares shall be calculated as follows:

                          D         1
               N    =    ---  X    ---  X    A
                          P        1B

               where:

               N =  number of Indemnity Shares;

               D =  the dollar amount of Claims for which
                    Investor is entitled to indemnity;

               P = the price per share of the Common Stock, which shall be $0.16 per share prior to the date on which the reverse stock split contemplated by the Proxy Items becomes effective and thereafter shall be the lesser of (i) $0.16 multiplied by the ratio of the reverse stock split contemplated by the Proxy Items or (ii) the Closing price of the Common Stock on the principal exchange or trading system on which the Common Stock is then traded on the first full Business Day following the effectiveness of the reverse split, or if transaction reporting in the Common Stock is not then available for the Common Stock, the average of the high bid and low ask price for the same date;

               B= the decimal equivalent of the fully diluted percentage of the Common Stock owned by the Investor at the time the Indemnity Shares are issued for "D"; and

               A = a factor necessary to prevent dilution of Investor as a result of antidilution rights triggered by the Indemnity Shares.

     9.5 INDEMNIFICATION THRESHOLD. Except as provided below, no party shall be entitled to indemnification pursuant to this Article until such time as the aggregate dollar amount of its indemnifiable Claims exceeds $25,000 (the "INDEMNIFICATION THRESHOLD") after which the indemnified party shall be fully indemnified in accordance with this Article for all indemnifiable Claims, including Claims included in calculating the Indemnification Threshold. Indemnification for Claims that should have properly been included in the calculation of the Purchase Price shall not, however, be subject to the Indemnification Threshold.

     9.6 SURVIVAL OF INDEMNIFIABLE CLAIMS. No party shall be entitled to indemnification pursuant to this Article unless demand for indemnification is made on or before March 31, 2001, except that Investor's right to indemnification for the breach of the following Sections which shall survive for the applicable statute of limitations for Claims against the Company in respect of the subject matter of such Sections: Section 2.13, Employee Benefit Plans; Section 2.21, Taxes; and Section 3.14, Environmental Laws.

                           ARTICLE 10

                          MISCELLANEOUS

     10.1 CERTAIN DEFINITIONS.

          (a)  As used in this Agreement, each of the following
terms has the meaning ascribed to it in this Section 10.1:
                                             ------------

               (1)  "AAA" shall have the meaning set forth in
Section 10.11(a).
----------------

               (2)  "ACQUISITION PROPOSAL" shall have the meaning
     set forth in Section 5.3.
                  -----------

               (3)  "AFE" shall have the meaning set forth in
     Section 5.12.
     ------------

               (4)  "AFFILIATE" when used to indicate a
     relationship with any Person, means: (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of at least 10% of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; (iii) the mother, father, brother, sister, child or spouse of such Person, or of such Person's spouse; or (iv) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

               (5) "AGREEMENT" means and includes this Agreement and the schedules and exhibits hereto.

               (6)  "ANTIDILUTION SHARES" shall have the meaning
     set forth in Section 8.1.
                  -----------

               (7)  "ARBITRATOR" shall have the meaning set forth
in Section 10.11(a).
   ----------------

               (8) "ATTRIBUTABLE" shall mean reasonably and properly allocable or attributable, using applicable rules of allocability, attribution or causation.

               (9)  "BUSINESS DAY" means any day other than
     Saturday or Sunday on which national banking associations in Houston, Texas are open for business.

               (10) "BYLAWS" shall have the meaning set forth in
     Section 2.1.
     -----------

               (11) "CASUALTY EVENT", with respect to any asset of the Company, shall mean (a) a fire, explosion, hurricane or other catastrophic casualty event affecting such asset, or (b) the taking of such asset by a Governmental Authority through condemnation or eminent domain.

               (12) "CERTIFICATE OF INCORPORATION" shall have the
     meaning set forth in Section 2.1.
                          -----------

               (13) "CLAIMS" mean any claims, demands, actions, costs, damages, losses, diminution in value (including to the Shares), expenses, obligations, liabilities, recoveries, judgments, settlements, Proceedings, causes of action or deficiencies, including interest, penalties (including civil and criminal penalties) and attorneys' fees.

               (14) "CLOSING" shall have the meaning set forth in
     Section 1.2.
     -----------

               (15) "CLOSING DATE" shall have the meaning set
     forth in Section 1.2.
              -----------

               (16) "CODE" shall have the meaning set forth in
     Section 2.12.
     ------------

               (17) "COMMERCIALLY REASONABLE EFFORTS" shall mean the efforts (including the incurrence of reasonable out-of-pocket costs and expenses) that would be undertaken by a reasonable, similarly-situated participant in the oil and gas industry, taking into account all relevant commercial, legal and other considerations.

               (18) "COMMON STOCK" shall have the meaning set forth in the recitals of this Agreement.

               (19) "CONSULTING AGREEMENT" means that certain
     Consulting Agreement  referred to in Section 5.14.
                                          ------------

               (20) "CONTRACT" shall mean any agreement, commitments, arrangements, leases, oil and gas leases, insurance policies or other instruments (including notes, loans or borrowing agreements) listed or described in any schedule hereto or any other contract, instrument, commitment or arrangement to which the Company is a party or by which the Company or its assets, businesses or operations may be bound or affected or under which the Company or its assets, businesses or operations receive benefits, in each case whether oral or written, and in each case that has not been fully performed by all parties.

               (21) "DISPUTE" shall have the meaning set forth in
Section 10.10.
-------------

               (22) "DnB" means DnB Energy Assets, Inc.

               (23) "DNB NOTE" means those promissory notes issued in connection with that certain First Amended and Restated Credit Agreement dated November 1, 1997 among the Company, SGC and Den Norske Bank, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated March 5, 1998 among the Company, SGC and DnB.

               (24) "DNB NOTE PAYDOWN" means a $27.0 million paydown by the Company on the DnB Note.

               (25) "ENCUMBRANCE" means any mortgage, deed of trust, lien, privilege, security interest, pledge, collateral assignment, conditional sales arrangement, or any other burden, adverse claim, or encumbrance.

               (26) "ENTITY" means a corporation, general partnership (including a limited liability partnership), limited partnership, joint venture, limited liability the Company, trust, estate, Governmental Authority or other entity.

               (27) "ENVIRONMENTAL LAWS" mean all Laws or Orders of any Governmental Authority pertaining to health, the environment, wildlife or natural resources, including the Clean Air Act; the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980; the Federal Water Pollution Control Act or Clean Water Act; the Rivers and Harbors Act of 1899; the Occupational Safety and Health Act of 1970; the Resource Conservation and Recovery Act of 1976; the Safe Drinking Water Act; the Toxic Substances Control Act; the Hazardous & Solid Waste Amendments Act of 1984; the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act; and state and local Laws, including common law, pertaining to health, the environment, wildlife or natural resources.

               (28) "ERISA" shall have the meaning set forth in
     Section 2.13.
     ------------

               (29) "EQUIPMENT" means all wells, wellbores, pipe, pipelines, gathering lines, compressors, materials, inventory, facilities (other than Platforms), supplies and equipment and any and all other personal, real, movable and immovable property, fixtures or equipment that are located on, or presently used in connection with, the drilling for, or operation, production, treatment or transportation of, Hydrocarbons from the Properties, and any replacements, attachments or accessories now or hereafter attached, added or affixed.

               (30) "EXCHANGE ACT" shall have the meaning set
     forth in Section 2.6.
              -----------

               (31) "EXCEPTION SCHEDULE" shall have the meaning
                     ------------------
     set forth in the first paragraph of Article 2.
                                         ---------

               (32) "FIDELITY" means Fidelity Oil Holdings, Inc., a Delaware corporation.

               (33) "FINANCIAL STATEMENTS" shall have the meaning
     set forth in Section 2.6.
                  -----------

               (34) "GOM OPERATIONS ADJUSTMENT" shall mean the
     price adjustment referred to in Section 1.4(b)(1) and
                                     -----------------
     calculated in accordance with Exhibit 1.4(b)(1) hereto.
                                   -----------------

               (35) "GOVERNMENTAL AUTHORITY" (or "GOVERNMENTAL") means a federal, state, tribal or local governmental body, agency, division, board, department, commission, court or other authority, including the MMS.

               (36) "HAZARDOUS SUBSTANCE" means, without limitation, (i) any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulations, polychlorinated biphenyls, benzene, petroleum and petroleum products, methane, or (ii) hazardous materials, hazardous wastes, biomedical wastes, hazardous or toxic substances or related materials defined as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), or any other Environmental Laws.

               (37) "HYDROCARBON" shall mean gas, oil, casinghead gas, drip gasoline, natural gasoline and all other liquid and gaseous hydrocarbons.

               (38) "INDEMNITY SHARES" shall have the meaning set
     forth in Section 9.4.
              -----------

               (39) "INTELLECTUAL PROPERTY" shall have the
     meaning set forth in Section 2.15.
                          ------------

               (40) "INTERIM PERIOD" shall mean from the date hereof until the Closing Date.

               (41) "INVESTOR" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (42) "KNOWLEDGE", when referring to the Company or any of its subsidiaries, shall mean those facts that are actually known, or those facts which should be known, to Rick Avare, David Stetson, Ralph Currie or Karen Underwood after due and appropriate inquiry in the exercise of reasonable diligence, taking into account the scope and nature of the responsibilities of the individual in question, and includes any facts that are known by such individuals regardless of whether such individuals are adverse to the Company in respect of the matters as to which such individual's knowledge is attributed to the Company.

               (43) "JOINT VENTURES" means (i) that certain
     Program Agreement dated January 1, 1994 among Aquila Energy resources, IP Petroleum, Victoria Gas, Browning Offshore, MG Oil and Gas and Louisiana Offshore Ventures, (ii) that certain Program Agreement dated April 1, 1995 among IP Petroleum, The William G. Helis Co., MG Oil and Gas, TECO Gas & Oil, Houston Energy & Development and Texas 3D Ventures, and (iii) that certain Agreement of Limited Partnership of Texas 3D Ventures dated April 1, 1995.

               (44) "LAW" means any constitutional provision, statute, act, code, regulation, rule, ordinance, Order, court decision, common law, or other law, ruling or Order of a Governmental Authority.

               (45) "LEASED REAL PROPERTY" shall have the meaning
     set forth in Section 2.14.
                  ------------

               (46) "LEASES" means the leases described in
     Schedule 3.1 (including record title, operating rights,
     ------------
     overriding royalties, net profits interests and all other types of interests).

               (47) "MANAGEMENT" means as of the date hereof, all executive officers and directors of the Company.

               (48) "MANAGEMENT AND ADMINISTRATIVE SERVICES
     AGREEMENT" means that certain agreement in substantially the form attached hereto as Exhibit 5.15 to be executed on the
                             ------------
     Closing Date by and between Blue Dolphin Services, Inc. and the Company providing for, among other things, the provision of certain management and administrative services to the Company.

               (49) "MARKETABLE TITLE" shall mean, in the case of each Property, such right, title and interest (owned beneficially and of record) that:

                    (i)  entitles Company, with respect to a
          particular Property, to receive not less than the percentage set forth on Schedule 3.1 as the Net Revenue
                                  ------------
          Interest or NRI of such Property of all Hydrocarbons produced from, or otherwise attributable to, such Property, without reduction, suspension or termination throughout the productive life of such Property (including reductions resulting from gas imbalances);

                    (ii) obligates Company to bear not more than
          the percentage set forth on Schedule 3.1 as the Working
                                      ------------
          Interest or WI of such Property of all costs and expenses attributable to the ownership or operation of such Property, without increase throughout the productive life of such Property (unless Company's Net Revenue Interest in such Property is proportionately increased); and

                    (iii)     is free and clear of any
          Encumbrances, except for Permitted Encumbrances.

               (50) "MATERIAL ADVERSE EFFECT" means, when used with respect to any person or Entity, any event, condition, circumstance or change that is or is reasonably likely to be materially adverse to the business, operations, business prospects, assets, liabilities, condition (financial or otherwise) of such person or Entity. When used with respect to the Company, the existence of a Material Adverse Effect shall be determined (unless otherwise expressly provided) by reference to the Company only, on an unconsolidated basis without regard to the ownership interest of the Company in any subsidiary, and after giving effect to the transactions contemplated by the Purchase and Sale Agreement.

               (51) "MILLENNIUM FUNCTIONALITY" shall have the
     meaning set forth in Section 2.8.
                          -----------

               (52) "MMS" means the United States Minerals
     Management Service.

               (53) "NASDAQ REQUIREMENTS" means the published rules and regulations of the National Association of Securities Dealers, Inc., as amended, that are applicable to the Company from time-to-time in connection with the quotation and trading of its capital stock on the NASDAQ National Market, the NASDAQ Small Cap Market or the NASDAQ OTCBB systems.

               (54) "NOTE MODIFICATION AGREEMENT" means an agreement to be negotiated and entered between the Company and Investor on or before August 6, 1999, addressing the terms and conditions on which the Investor agrees that it will, on the terms and subject to the conditions to be therein set forth: (i) defer its right to payments under the Residual Note for a period to be determined; (ii) waive certain defaults and events of default under the terms of the Residual Note and related loan documentation existing as of the Closing; and (iii) forgive all or a portion of the Company's indebtedness evidenced by the Residual Note.

               (55) "NOTICE AND PROXY STATEMENT" shall have the
     meaning set forth in Section 5.7.
                          -----------

               (56) "NRI" or "NET REVENUE INTEREST" shall mean, with regard to any Property, the decimal or percentage share of Hydrocarbon production from or allowable to such Property, after deductions for all overriding royalties and burdens on production (including lessor royalties) applicable thereto, that an owner of a Working Interest is entitled to receive.

               (57) "ORDER" means a Governmental or arbitral order, judgment, ruling, decree, decision, notice, writ, injunction or award.

               (58) "PARTY" and "PARTIES" shall have the meanings set forth in the introductory paragraph.

               (59) "PERMIT" means a Governmental permit, certificate, license, franchise or authorization.

               (60) "PERMITTED ENCUMBRANCES" means, with respect to a particular Property:

                    (A)  lessors' royalties, overriding
               royalties, reversionary interests and similar burdens affecting such Property if the net cumulative effect of such burdens does not reduce the Company's interest in all Hydrocarbons produced from a particular Property below the "Net
                                                              ---
               Revenue Interest" or "NRI" set forth on Schedule
               ----------------      ---               --------
               3.1 for such Property;
               ---

                    (B)  division orders and sales contracts
               terminable without penalty upon no more than 90 days' notice to the purchaser of the Hydrocarbons from Investor;

                    (C)  operator's, vendor's tax and similar
               liens or Encumbrances securing obligations that were not due and payable prior to the Closing Date, or if due, are being contested in good faith by the Company;

                    (D)  any Encumbrances created by Law for
               royalty, bonus, deferred bonus payments or rental or for compliance with the terms of the Leases;

                    (E)  the terms and provisions of (i) the
               Leases and Contracts, and (ii) all Easements, Permits and Orders to the extent such Leases, Contracts, Easements, Permits and Orders do not operate to increase the Working Interest of the Company in the Properties or decrease the Net Revenue Interest of the Company in the Properties;

                    (F)  Easements in favor of third parties so
               long as such easements do not adversely affect the current and continuous use and operation of the Properties;

                    (G)  all rights reserved to or vested in any
               Governmental Authority to control or regulate any of the Properties in any manner, and all applicable Laws; and

                    (H)  those items set forth on Schedule
                                                  --------
               10.1(a)(60).
               -----------

               (61) "PERMITTED LIABILITIES" shall have the
     meaning set forth in Section 1.4(c).
                          --------------

               (62) "PERSON" means a natural person or Entity.

               (63) "PLATFORMS" means all platforms that are located on, or presently used in connection with, the drilling for, or operation, production, treatment or transportation of, Hydrocarbons from the Properties.

               (64) "POLICIES" shall have the meaning set forth
     in Section 2.18.
        ------------

               (65) "PREFERRED STOCK" means the Company's preferred stock, par value $12.00 per share, designated
     "1993 8% Convertible Preferred Stock."

               (66) "PROCEEDING" means a judicial, administrative or arbitral proceeding, including a lawsuit or Governmental investigation.

               (67) "PROPERTIES" mean the Leases;

               (69) "PROXY ITEMS" shall have the meaning set
     forth in Section 5.7.
              -----------

               (69) "PURCHASE AND SALE AGREEMENT" means that certain agreement by and between the Company and Fidelity in the form executed and delivered on the date hereof.

               (70) "PURCHASE PRICE" shall have the meaning set
     forth in Section 1.3.
              -----------

               (71) "RECORDS" means records (including software) in the possession of the Company with respect to lease and land records, geological and geophysical records, operations, production and engineering records, accounting records, and facility and well records.

               (72) "RESIDUAL NOTE" means that outstanding portion of the Note purchased by Investor from DnB after the DnB Note Paydown and Southern Assumption and Release.

               (73) "RETURNS" shall have the meaning set forth in
     Section 2.21.
     ------------

               (74) "SEC" means the Securities and Exchange
     Commission.

               (75) "SEC DOCUMENTS" shall have the meaning set
     forth in Section 2.6.
              -----------

               (76) "SECURITIES ACT" means the Securities Act of
     1933, the Securities Exchange Act of 1934 and all other Laws concerning or regulating the sale or registration of securities.

               (77) "SGC" means Southern Gas Co. of Delaware,
     Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

               (78) "SHAREHOLDER APPROVAL" means the approval at the Shareholder meeting of each of the Proxy Items by the required vote of the holders of the (i) Preferred Stock and
     (ii) Common Stock.

               (79) "SHAREHOLDERS MEETING" shall have the meaning
     set forth in Section 5.7.
                  -----------

               (80) "SHARES" shall have the meaning set forth in the recitals of this Agreement.

               (81) "SOUTHERN ASSUMPTION AND RELEASE" means (i) the assumption by SGC of $12.5 million in principal amount of indebtedness payable on the DnB Note and (ii) the release of the Company by DnB of $12.5 million due on the DnB Note.

               (82) "SOUTHERN DISPOSITION" means (i) the sale of SGC's capital stock or assets, or both, and (ii) the release of the Company from all obligations and liabilities arising from that certain Performance Guaranty dated May 22, 1996 between the Company and Austin Energy Funding Partners, that provides for SGC's performance under a volumetric production payment, such release in form and substance satisfactory to Investor.

               (83) "STOCK" means the capital stock authorized by the Certificate of Incorporation, as amended, of the Company.

               (84) "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

               (85) "TECO" TECO Oil & Gas, Inc., a Florida corporation.

               (86) "TECO NOTE" means that certain promissory note dated March 5, 1998, in the original principal amount of $18,500,000 by the Company as maker and TECO as the original payee.

               (87) "TECO SETTLEMENT" means the (i) release of all liabilities of the Company pursuant to the TECO Note,
     (ii) cancellation of the TECO Warrants, and (iii) cancellation of all other liabilities and obligations of the Company to TECO or to any holder or transferee of the TECO Note, the TECO Warrants or shares of Common Stock issued pursuant to the TECO Warrants.

               (88) "TECO WARRANTS" means (i) those 600,000 warrants exercisable at $2.67 per share for Common Stock originally issued to TECO and (ii) those warrants originally issued to TECO and exercisable at $.00001 per share for Common Stock.

               (89) "THIRD PARTY" means a Person other than the Company, the Company's Affiliates, Investor, Investor's
     Affiliates, Fidelity, Fidelity's Affiliates or a
     Governmental Authority.

               (90) "TRANSACTION COSTS" means all costs,
     expenses, and fees of the Company relating to the
     transactions contemplated by this Agreement, and each
     transaction to be completed as a condition to closing
     hereunder including closing costs, attorney's fees,
     accounting expenses or termination fees.  Transaction Costs shall not, however, include any expenses associated with the exercise of registration rights pursuant to Article 8.
                                                 ---------

               (91) "TRANSFER" means a sale, assignment, transfer, conveyance, gift, exchange, abandonment or other disposition (including an assignment of contractual rights or a delegation of contractual obligations), whether voluntary, involuntary or by operation of Law.

               (92) "VOTING AND SUPPORT AGREEMENT" means a Voting
     and Conversion Agreement and Irrevocable Proxy dated the
     date hereof by and among the Investor and certain owners of the Company's Common Stock and Preferred Stock in
     substantially the form of Exhibit 5.13.
                               ------------

               (93) "WI" or "WORKING INTEREST" shall mean the property interest which entitles the owner thereof to explore and develop land for Hydrocarbons, whether under any Lease, a compulsory pooling order or otherwise.

          (b) Grammatical variants of such definitions set forth herein shall have correlative meanings.

     10.2 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Investor of the entire legal and beneficial ownership of all issued and outstanding capital stock of each the Company, free and clear of all Encumbrances.

     10.3 PUBLIC ANNOUNCEMENTS. The Company and Investor shall consult with each other with regard to all publicity and other releases issued concerning this Agreement and the transactions contemplated hereby and, except as required by applicable Law or the stock exchange requirements, neither Party shall issue any such publicity or other release without the prior written consent of the other Party.

     10.4 EXPENSES. Except as otherwise provided herein, each Party shall be solely responsible for all costs and expenses incurred by it in connection with the transactions contemplated hereby (including fees and expenses of its own counsel and consultants).

     10.5 NOTICES AND WAIVERS. Any notice, instruction, authorization, request, demand or waiver hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the address indicated beneath their respective signatures on the execution pages of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other parties in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

     10.6 SURVIVAL. All representations and warranties contained in this Agreement shall survive the Closing, and all covenants and agreements contained in this Agreement shall survive the Closing in accordance with their terms. Any Claims asserted against the Company by Investor or by the Company against Investor relative to this Agreement during such periods shall survive the expiration thereof.

     10.7 GENDER AND CERTAIN REFERENCES. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted. Unless otherwise specified, all references herein to days, weeks, months or years shall be to calendar days, weeks, months or years. Unless otherwise specified herein, any obligation otherwise due on a non-Business Day shall not be due until the next Business Day.

     10.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his or her executors, administrators, and beneficiaries of his or her estate by will or the laws of descent and distribution. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that before Closing Investor shall be entitled to assign its rights and delegate its duties hereunder to any corporate Affiliate, and after Closing Investor shall be entitled to assign its rights and delegate its duties hereunder to any Person, but no such assignment or delegation shall have the effect of terminating Investor's duties or obligations as provided herein.

     10.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES APPLICABLE IN TEXAS, EXCLUDING, HOWEVER,
(i) ANY PROVISION OF SUCH LAWS THAT WOULD RENDER INVALID ANY PROVISION OF THIS AGREEMENT, AND (ii) ANY RULE OF CONFLICT-OF-LAWS THAT WOULD DIRECT OR REFER THE RESOLUTION OF ANY ISSUE TO THE LAWS OF ANY OTHER JURISDICTION. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

     10.10     DISPUTES.  This Section 10.10 shall apply to any
                               -------------
dispute arising under or otherwise Attributable to this Agreement or the transactions contemplated hereby (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) the applicability of this Section 10.10 to a particular
                                  -------------
dispute (collectively, a "DISPUTE").  The provisions of this
Section 10.10 shall be the exclusive method of resolving
-------------
Disputes.

     10.11     ARBITRATION.

          (a) If a Dispute arises, the Parties shall attempt to resolve it through negotiations. If the Parties are unable to resolve the Dispute within 20 days of the commencement of such negotiations, either Party may submit the Dispute to binding arbitration before a sole arbitrator (the "ARBITRATOR") pursuant to this Section 10.11(a) by notifying the other Party and
        ----------------
designating a proposed Arbitrator. If the other Party objects to such proposed Arbitrator, it may, on or before the 10th day following delivery of such notice, notify the other Party of its objection. The Parties shall then attempt to agree upon a mutually acceptable Arbitrator. If they are unable to do so within 10 days following delivery of the notice described in the immediately-preceding sentence, either Party may request the American Arbitration Association (or successor body) (the "AAA") to designate the Arbitrator. Each Party and each proposed Arbitrator shall disclose to the other Party any business, personal or other relationship or Affiliation that may exist between such Party and such proposed Arbitrator, and any Party may disapprove of such proposed Arbitrator on the basis of such relationship or Affiliation. If the Arbitrator so chosen shall die, resign or otherwise fail or become unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section 10.11(a).
                     ----------------

          (b) The Arbitrator shall expeditiously (and, if possible, within 45 days after the Arbitrator's selection) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Houston, Texas. The arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA), to the extent that such Rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power (i) to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each Party will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (ii) to grant injunctive relief and enforce specific performance.

          (c) If it deems necessary, the Arbitrator may propose to the Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the consent of both Parties, which shall not be unreasonably withheld. Each Party, the Arbitrator and any proposed expert shall disclose to the other Party any business, personal or other relationship or affiliation that may exist between such Party (or the Arbitrator) and such proposed expert; and either Party may disapprove of such proposed expert on the basis of such relationship or affiliation.

          (d) The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Parties and may be enforced in any court of competent jurisdiction. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts retained by the Arbitrator, shall be allocated between the Parties in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses to one or more other Parties.

     10.12 SEVERABILITY; JUDICIAL MODIFICATION. If any term, provision, covenant, or restriction of this Agreement (including any arbitration provision of this Agreement) is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of this Agreement and the other terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

     10.13 AMENDMENT AND ENTIRETY. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall control. Except as expressly permitted by this Agreement, the contents of schedules and exhibits hereto shall not be deemed to negate or modify any representation, warranty, covenant or agreement contained in this Agreement. Without limiting the generality of the preceding sentence, any representation, warranty, covenant or other agreement contained in any document, instrument or agreement delivered pursuant hereto or entered into in connection herewith is made in addition to, and not in lieu of, any representation, warranty, covenant or other agreement contained herein.

     10.14 RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

     10.15 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

     10.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.


                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Investment Agreement is executed and delivered on and as of the day first above written.

                         THE COMPANY:

                         AMERICAN RESOURCES OFFSHORE, INC.


                         By:   /s/David J. Stetson
                              -----------------------------
                         Name:   David J. Stetson
                         Title:  Vice President & General Counsel

                         Address:  160 Morgan Street
                                   P.O. Box 87
                                   Versailles, Kentucky 40383


                         Telecopy No.   (606) 873-4689


                         INVESTOR:

                         BLUE DOLPHIN EXPLORATION COMPANY



                         By   /s/John P. Atwood
                            ----------------------------------
                              John P. Atwood
                              Vice President Finance and
                                  Corporate Development

                         Address:  801 Travis, Suite 2100
                                   Houston, Texas 77002

                         Telecopy No.   (713) 227-7626